                                                                    Exhibit 10.6

                                     FORM OF
                              MANAGEMENT AGREEMENT


                                 by and between


           [PATRIOT AMERICAN HOSPITALITY OPERATING PARTNERSHIP, L.P.]

                                  (as "LESSEE")


                                       and


                                   IHC II, LLC


                                 (as "Manager")




                      Dated as of __________________, 1998

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I

         MANAGEMENT OF THE HOTEL..................................................................................2
         1.01         Acceptance of the Hotel.....................................................................2
         1.02         Conversion of the Hotel.....................................................................2
         1.03         Management Responsibilities.................................................................4
         1.04         Chain Services..............................................................................8
         1.05         Employees...................................................................................8
         1.06         Lessee's Right to Inspect...................................................................9
         1.07         Conditions to Take-Over of Hotel............................................................9

ARTICLE II

         TERM....................................................................................................10
         2.01         Term.......................................................................................10
         2.02         Performance Termination....................................................................10

ARTICLE III

         COMPENSATION OF MANAGER.................................................................................12
         3.01         Management Fees............................................................................12
         3.02         Operating Profit...........................................................................12

ARTICLE IV

         ACCOUNTING MATTERS......................................................................................12
         4.01         Accounting, Distributions and Annual Reconciliation........................................12
         4.02         Books and Records..........................................................................13
         4.03         Accounts, Expenditures.....................................................................14
         4.04         Accounting for Conversion of Hotel.........................................................15
         4.05         Business Plan..............................................................................15
         4.06         Working Capital............................................................................17
         4.07         Fixed Asset Supplies.......................................................................18

ARTICLE V

         REPAIRS, MAINTENANCE AND REPLACEMENTS...................................................................18
         5.01         Repairs and Maintenance Costs Which Are Expensed...........................................18
         5.02         FF&E Reserve...............................................................................19
         5.03         Capital Expenditures.......................................................................21
         5.04         Ownership of Replacements..................................................................22

ARTICLE VI

         INSURANCE, DAMAGE, CONDEMNATION, AND FORCE MAJEURE......................................................23
         6.01         Insurance..................................................................................23
         6.02         Owner's Option to Obtain Property Insurance................................................25
         6.03         Damage and Repair..........................................................................26
         6.04         Condemnation...............................................................................27

ARTICLE VII

         TAXES...................................................................................................28
         7.01         Real Estate and Personal Property Taxes....................................................28

ARTICLE VIII

         MANAGEMENT OF THE HOTEL.................................................................................29
         8.01         Ownership of the Hotel.....................................................................29
         8.02         Mortgages..................................................................................30
         8.03         Subordination, Non-Disturbance and Attornment..............................................30
         8.04         No Covenants, Conditions or Restrictions...................................................32
         8.05         Liens; Credit..............................................................................32
         8.06         Amendments Requested by Mortgagee..........................................................33

ARTICLE IX

         DEFAULTS................................................................................................34
         9.01         Events of Default..........................................................................34
         9.02         Remedies...................................................................................35
         9.03         Additional Remedies........................................................................35

ARTICLE X

         ASSIGNMENT AND SALE.....................................................................................36
         10.01        Assignment.................................................................................36

ARTICLE XI

         MISCELLANEOUS...........................................................................................37
         11.01        Right to Make Agreement....................................................................37
         11.02        Consents and Cooperation...................................................................37
         11.03        Relationship...............................................................................38
         11.04        Applicable Law.............................................................................38
         11.05        [Intentionally Omitted]
         11.06        Headings...................................................................................38
         11.07        Notices....................................................................................38
         11.08        Environmental Matters......................................................................39
         11.09        Confidentiality............................................................................41
         11.10        Projections................................................................................42
         11.11        Actions to be Taken Upon Termination.......................................................42
         11.12        Trademarks, Trade Names and Intellectual Property..........................................45
         11.13        [Intentionally Omitted]
         11.14        Waiver.....................................................................................46
         11.15        Partial Invalidity.........................................................................46
         11.16        Survival...................................................................................47
         11.17        [Intentionally Omitted]....................................................................47
         11.18        Negotiation of Agreement...................................................................47
         11.19        Estoppel Certificates......................................................................47
         11.20        System Standards...........................................................................47
         11.21        Arbitration................................................................................48
         11.22        Marriott Restricted Area Right of Termination
                        Manager agrees to exercise its rights under Section
                        11.22 of the Submanagement Agreement including, without
                        limitation, as to any termination of the Submanagement
                        Agreement pursuant to such Section 11.22, only as directed from time to time by Lessee..............................................................49
         11.23        Entire Agreement...........................................................................49
         11.24        Expert Resolution Process..................................................................49

ARTICLE XII

         DEFINITION OF TERMS.....................................................................................50
         12.01        Definition of Terms........................................................................50

Exhibit "A-1"              Name and Location of Hotel
                           Manager
                           Take-Over Date
                           Term Expiration Date
                           Base Management Fee
                           Initial FF&E Reserve Balance
                           FF&E Reserve Contribution

Exhibit "B-1"              Five-Year Plan

Exhibit "B-2"              Additional Capital Expenditures

                              MANAGEMENT AGREEMENT


         This Management Agreement ("Agreement") is executed as of the ____ day of __________, 1998 ("Effective Date"), by Patriot American Hospitality Operating Partnership, L.P., a Delaware limited partnership with a mailing address at 1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207 ("Lessee"), and IHC II, LLC ("Manager"), a _________ limited liability company with a mailing address at ________________________________.

                                R E C I T A L S :

         A. Patriot American Hospitality Partnership, L.P., an Affiliate thereof, or an entity in which Patriot American Hospitality Partnership, L.P. or an Affiliate thereof ("Owner") is the owner of fee title to [ground lessee with respect to Atlanta] the parcel of real property (the "Site") containing a hotel building or buildings located at the address as set forth in Exhibit "A-1," together with a lobby, restaurants, meeting rooms, administrative offices, and certain other amenities and related facilities (collectively, the "Hotel Improvements" or the "Improvements"). The Site and the Hotel Improvements, in addition to certain other rights, improvements, and personal property as more particularly described in the definition of "Hotel" in Section 12.01 hereof, are collectively referred to as the "Hotel."

         B. Owner has entered into a lease (the "Lease") of the Hotel to Lessee.

         C. The Hotel is presently operated as a Marriott Hotel pursuant to a franchise agreement (the "Franchise Agreement") between Marriott International, Inc., or one or its Affiliates, as franchisor and Interstate Hotels Corporation, or one of its Affiliates, as franchisee, which franchisee interest has been assumed by Manager.

         D. Owner, Lessee, Marriott International, Inc. and Interstate Hotel Company have previously entered into a settlement agreement (the "Settlement Agreement") concerning the resolution of disputes among the parties, pursuant to which this Agreement is being executed .

         E. Owner, Lessee, Manager and Marriott (as defined below), simultaneously with the execution of this Agreement and effective as of the Take-Over Date, have entered into an Owner Agreement (the "Owner Agreement") which sets forth certain rights and responsibilities among Owner, Lessee, Manager and Marriott (as defined below).

         F. Lessee desires to engage Manager effective as of the Take-Over Date to manage and operate the Hotel and Manager desires to accept such engagement upon the terms and conditions set forth in this Agreement.

         G. Immediately following the execution and delivery of this Agreement, Manager intends to enter into a Submanagement Agreement with [Marriott Hotel Services, Inc./Marriott International, Inc.] ("Marriott")pursuant to which Manager shall delegate all of its rights and obligations with respect to the management and operation of the Hotel to Marriott, and Lessee has consented to such delegation pursuant to such Submanagement Agreement .

         H. All capitalized terms used in this Agreement shall have the meaning set forth in Article XII hereof.

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, Lessee and Manager agree as follows:

                                    ARTICLE I

                             MANAGEMENT OF THE HOTEL


         1.01     Acceptance of the Hotel

         Manager represents that it is familiar with the condition and operation of the Hotel and, subject to the provisions of the Agreement, Manager accepts the Hotel "AS IS." Such acceptance is based on the assumption that the Hotel will continue to be operated by Lessee in accordance with System Standards up to the Take-Over Date. Such acceptance includes:

                  A. Manager's agreement to cause Marriott to hire all current Hotel employees, except as provided in Section 1.02A;

                  B. Manager's acceptance of all hotel operating systems, subject to conversion as provided in Section 1.02B;

                  C. Manager's acceptance of all existing service and supply contracts and bookings;

                  D. Manager's acceptance of the Improvements and all FF&E, Inventories, Fixed Asset Supplies, Softgoods and Case Goods, subject to Section 5.02, Section 5.03 and Exhibit A-1.

         1.02     Conversion of the Hotel

                  A. Based on interviews conducted prior to the Take-Over Date, Manager shall cause Marriott to determine which members of the Hotel Executive Committee will not be accepted by Marriott for employment with Marriott. In addition, the parties acknowledge that Marriott will perform (i) drug-testing on all persons applying for employment with Submanager, and (ii) SRI testing on all managerial applicants. Manager and Marriott will jointly arrange that such interviewing and such testing will occur on a schedule which will permit Marriott to give Manager notice, at least thirty (30) days prior to the Take-Over Date, as to which individuals have not been accepted for employment by Marriott. In connection with the foregoing, Manager agrees that: (i) Manager will cause Marriott to hire a sufficient number of the existing employees at the Hotel to avoid the occurrence of a "closing" under the WARN Act; and (ii) Manager will cause Marriott to hire at least eighty percent of the existing managerial staff who apply for positions with Marriott. Lessee shall make arrangements so that, prior to the Take-Over Date, the employment of all such employees who are not accepted for employment by Marriott is terminated or that such employees have been transferred to another location. All severance pay due to such employees shall be paid by the employer who terminates them; provided, however, that severance costs required to be paid for employees terminated by Manager or Marriott will be treated as Deductions in accordance with the terms of this Agreement. Lessee agrees to indemnify, defend and hold harmless Manager and Marriott and their Affiliates (and their respective directors, officers, shareholders, employees and agents) from any and all claims, causes of action, costs, expenses and liabilities resulting from such termination of employment of such employees and/or the failure of Manager to hire such employees (including, without limitation, severance pay, wrongful discharge claims, claims and other costs under the WARN Act, and claims and/or fines under other applicable Legal Requirements) and/or resulting from the employment of such individuals prior to such termination (including, without limitation, disability claims, vacation, sick leave, wages, salaries and other benefits).

                  B. Prior to the Take-Over Date, Manager will cause Marriott to install in the Hotel (at Lessee's cost) the Accounting, Payroll and Human Resources Systems (both hardware and software) necessary for Marriott to operate the Hotel. The parties estimate that (assuming that the Hotel has the RS-6000 computer system) the cost of such equipment will be approximately One Hundred and Six Thousand Dollars ($106,000). Such amount is separate from and in addition to the Initial FF&E Reserve Balance set forth in Exhibit A-1. Lessee shall reimburse Manager for such costs within thirty (30) days after being invoiced by Manager; if Lessee fails to do so, Manager shall have the right to deduct such amounts from distributions to Lessee under Section 3.02.A.

                  C. Prior to the Take-Over Date, Manager and Marriott shall have access to the Hotel at reasonable times in order to inspect Hotel and the physical plant, to familiarize themselves with the systems and maintenance, to review maintenance records and otherwise to perform its customary due diligence prior to a take-over of a hotel; provided, however, that such access shall not materially interfere with the operation of the Hotel. Lessee shall reasonably cooperate in good faith with such diligence activities and otherwise with respect to the take-over of management of the Hotel.

                  D. Prior to and after the Take-Over Date, Lessee shall (and shall cause Owner to) cooperate with Manager and Submanager in obtaining and transferring such licenses, permits and approvals necessary for the operation of the Hotel (subject to the provisions contained in Section 1.07.A.1).

         1.03     Management Responsibilities

                  A. From and after the Take-Over Date, Manager shall, and Lessee hereby authorizes and engages Manager to, supervise, direct and control the management and operation of the Hotel in accordance with the terms and conditions of this Agreement; provided, however, that Lessee acknowledges that such supervision, direction and control will be delegated to and exercised by Marriott pursuant to the Submanagement Agreement. During the Term, the Hotel shall be known as a Marriott Hotel, with such additional identification determined by Marriott as may be necessary to provide local identification.

                  B. Manager shall cause Marriott to manage the Hotel in accordance with System Standards and shall, subject to the terms of this Agreement, perform or cause Marriott to perform each of the following functions (the costs and expenses of which shall be Deductions) with respect to the Hotel:

                           1. Recruit, employ, supervise, direct and discharge
the employees at the Hotel.

                           2. Establish prices, rates and charges for services
provided in the Hotel, including Guest Room rates.

                           3. Establish and revise, as necessary, administrative
policies and procedures, including policies and procedures for the control of revenue and expenditures, for the purchasing of supplies and services, for the control of credit, and for the scheduling of maintenance, and verify that the foregoing procedures are operating in a sound manner.

                           4. Make payments on accounts payable and handle
collections of accounts receivable.

                           5. Arrange for and supervise public relations and
advertising, prepare marketing plans, and make available to the Hotel the benefits of various marketing programs in use in the Marriott System as they may exist from time to time, such as the Marriott Rewards Program.

                           6. Procure all Inventories and replacement of Fixed
Asset Supplies.

                           7. Prepare and deliver interim accountings, annual
accountings, Annual Operating Statements, Building Estimates, FF&E Estimates, Proposed Business Plans, and such other information as is required by this Agreement and be available at reasonable times to discuss the above-listed items as well as the operations at the Hotel generally with Owner in connection with Owner's rights to receive and/or approve such items pursuant to the Lease.

                           8. Plan, execute and supervise repairs, maintenance,
and FF&E purchases at the Hotel.

                           9. Provide, or cause to be provided, risk management
services relating to the types of insurance required to be obtained or provided by Manager under this Agreement.

                          10. Obtain and keep in full force and effect, either
in Owner's or Lessee's name, as may be required by applicable law, any and all licenses and permits to the extent same is within the control of Manager (or, if same is not within the control of Manager, Manager shall use due diligence and reasonable efforts to obtain and keep same in full force and effect).

                  C. The operation of the Hotel from and after the Take-Over Date shall be under the exclusive supervision and control of Manager which, except as otherwise specifically provided in this Agreement, shall be responsible for the proper and efficient operation of the Hotel. In fulfilling its obligations under this Agreement, Manager shall act as a reasonable and prudent manager of the Hotel, having regard for the status of the Hotel and maintaining the System Standards. Manager shall have discretion and control in all matters relating to management and operation of the Hotel, including, without limitation, the following: charges for Guest Rooms, commercial space, and services provided by the Hotel; food and beverage services; employment policies; credit policies; granting of leases, subleases, licenses and concessions for shops and businesses within the Hotel, provided that (i) the term of any such lease, sublease, license or concession shall not exceed the Term of this Agreement and (ii) no such lease, sublease, license or concession shall be on a basis such that the rental or other amounts payable thereunder would be based, in whole or in part, on either the net income or profits derived by the business activities of such Lessee, Sublessee, Licensee or Concessionaire or any other formula which would cause any portion of the rents payable by Lessee to Owner under the Lease to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code, as amended; receipt, holding and disbursement of funds; maintenance of bank accounts; procurement of Inventories (including initial Inventories), supplies and services; payment of costs and expenses specifically provided for in this Agreement or otherwise reasonably necessary for the proper and efficient operation of the Hotel; and, generally, all activities necessary for operation of the Hotel. Notwithstanding the foregoing, Manager agrees that it shall consult with Lessee prior to the hiring of any General Manager of the Hotel by Marriott in connection with Manager's consultation with Marriott on such hiring decision pursuant to the Submanagement Agreement.

                  D. Manager will comply with and abide by or cause Marriott to comply with and abide by all applicable Legal Requirements (except for certain Legal Requirements which are Lessee's or Owner's responsibility under Section
5.03 and Section 11.08 hereof) pertaining to its operation of the Hotel, including in connection with any drug testing or SRI testing of employees and applicants. Lessee shall comply (or shall cause Owner to comply, as applicable) with and abide by all applicable Legal Requirements pertaining to the Hotel Improvements or to Owner's or Lessee's ownership interest in the Hotel (including, without limitation, Lessee's or Owner's obligations under Sections
5.03 and 11.08 hereof). Either Owner, Lessee or Manager shall have the right, but not the obligation, in its reasonable discretion, to contest or oppose, by appropriate proceedings, any such Legal Requirements. The reasonable expenses of any such contest of a Legal Requirement shall be paid from Gross Revenues as Deductions.

                  E. Manager acknowledges that pursuant to the Settlement Agreement, if the Submanagement Agreement is terminated either by Marriott upon a default by Manager or by Manager, Owner and/or Lessee may be obligated to pay to Marriott a Special Fee (as that term is defined in the Settlement Agreement) and to secure an Approved Operator (as that term is also defined in the Submanagement Agreement) which will assume the suspended Franchise Agreement. Manager shall indemnify, defend and hold Owner and Lessee harmless from and against all claims, loss, cost, liability and damage (including, without limitation, attorneys' fees and expenses, and the cost of litigation) arising from (i) any termination of the Submanagement Agreement resulting from a default by Manager under the Submanagement Agreement other than a default caused by a default by Lessee under this Agreement or (ii) any other termination of the Submanagement Agreement by Manager without the prior written consent of Lessee. In addition, Manager shall indemnify, defend and hold Owner and Lessee harmless from and against all claims, loss, cost, liability and damage (including, without limitation, attorneys' fees and expenses, and the cost of litigation)
(x) relating to any matter with respect to which Primary Manager is indemnified by Marriott under the Submanagement Agreement and (y) any inaccuracy in the certificate provided by Marriott with respect to Chain Services pursuant to
Section 1.04. Manager's obligations under this Section 1.03.E. shall survive the termination of this Agreement.

                  F. Notwithstanding anything to the contrary contained in this Agreement, Manager shall neither approve or otherwise give its consent nor allow its approval or consent to be deemed given in any instance in which its approval or consent is necessary or allowed under any of the following provisions of the Submanagement Agreement, without first obtaining the approval or consent of Lessee under this Agreement:

         (a)      Business Plan (Section 4.05)

         (b)      Building Estimates (Section 5.03)

         (c)      FF&E Estimates (Section 5.02.C)

         (d)      Capital Expenditures in excess of FF&E Reserve (Section
                  5.02.D)

         (e)      Increases in deposits of FF&E Reserve (Section 5.02.E)

         (f)      Changes to 5-Year Plans (Section 5.02.A)

         (g)      Designations of arbitrators or Experts (Sections 11.21 and
                  11.24)

         (h) Decision to restore or terminate in the event of Total Casualty (Section 6.03)

         (i)      Approval of insurance companies (Section 6.01.A)

         (j)      Decision to obtain Owner property insurance (Section 6.02)

         (k) Consent to Assignment or transfer of Submanager's interest (Section 10.01)

         (l)      Audits of Annual Operating Statements (S.4.02)

         (m) Agreement on any alternative Competitive Set or source of information regarding the same received from Marriott (definition of "Competitive Set" in S. 12.01)

         Lessee and Manager acknowledge that (i) pursuant to the Lease Owner's approval is required with respect to each of the foregoing matters and Lessee is not entitled to approve or disapprove any of the foregoing matters without the approval or disapproval of Owner and (ii) pursuant to the Owner Agreement Lessee has appointed Manager as Lessee's agent for the purpose of obtaining such approvals (or disapprovals) from Owner.

         Lessee and Manager acknowledge that many of Manager's obligations hereunder have been delegated to Marriott pursuant to a corresponding provision in the Submanagement Agreement. Except as otherwise provided herein and without in any way releasing Manager from its duty to perform hereunder, Lessee agrees that it will accept the performance by Marriott on Manager's behalf of Manager's obligations hereunder.

                  G. Manager shall use reasonable best efforts to ensure the timely performance by Marriott of all of Marriott's obligations under the Submanagement Agreement and shall not waive or excuse in any manner the timely performance by Marriott of any material obligation to be performed by Marriott under the Submanagement Agreement without the prior written consent of Lessee; provided, however, that where Manager is required under the provisions of this Agreement to cause Marriott to take an action or refrain from taking an action (as opposed to using reasonable best efforts or some other lesser standard to cause Marriott to take such action or refrain from taking such action), then the provisions of this sentence shall not modify such provisions of this Agreement. Manager shall not enter into, and shall not allow, any amendment, replacement, extension, renewal, termination (other than a termination by Marriott in accordance with the terms of the Submanagement Agreement) , surrender or other modification of the Submanagement Agreement without the prior written consent of Lessee.

         1.04     Chain Services

         Commencing with the Take-Over Date and thereafter during the Term of this Agreement, Manager shall cause Marriott to cause to be furnished to the Hotel certain services (collectively referred to herein as "Chain Services") that are furnished generally on a central, regional or other group basis to other hotels in the Marriott System and which benefit such hotels such as: (i) national sales office services; central training services; career development and relocation of management personnel; central advertising and promotion (including direct and image media and advertising administration); the Marriott national reservations system services and the Marriott computer payroll and accounting services; benefits administration; gift shop merchandise handling; and (ii) such additional central, regional or other group services as are or may be, from time to time, furnished for the benefit of hotels in the Marriott System or in substitution for services now performed at individual hotels which may be more efficiently performed on a group basis. The charges for Chain Services shall include, as applicable, allocation of salaries, wages, and overhead related to the employees of Marriott, or any Affiliate involved in providing any of the Chain Services and shall be allocated on a fair basis among all hotels receiving such services. At the time of the delivery of each Annual Operating Statement, Manager shall cause Marriott to deliver to Manager a certification executed by an officer of Marriott that (i) the allocation of charges for Chain Services is consistent with GAAP and generally accepted hotel practices, (ii) such charges are allocated among the hotels in the Marriott System in a fair and equitable manner, and (iii) the method of allocation of such expenses has not been changed since the date of this Agreement or, if they have changed, advising Manager of the details of such change. Manager shall promptly forward a copy of such certificate to Lessee.

         1.05     Employees

         All personnel employed at the Hotel shall, at all times from and after the Take-Over Date, be the employees of Manager or Marriott. Manager and Marriott, with respect to the respective employees of each, shall have absolute discretion with respect to all personnel employed at the Hotel, including, without limitation, decisions regarding hiring, promoting, transferring, compensating, supervising, terminating, directing and training all employees at the Hotel, and, generally, establishing and maintaining all policies relating to employment. Manager shall be permitted to allow Marriott to provide free accommodations and amenities to its employees and representatives living at or visiting the Hotel in connection with its management or operation of the Hotel to the extent such provision of accommodations and amenities is customary with System Standards. No person shall otherwise be given gratuitous accommodations or services without prior approval of Lessee, except in accordance with usual practices of the hotel and travel industry, and Marriott shall not grant such approval under the Submanagement Agreement without the prior approval of Lessee.

         1.06     Lessee's Right to Inspect

         Owner and Lessee shall have access to the Hotel at any and all reasonable times upon prior advance notice to the general manager of the Hotel for the purpose of showing the Hotel to prospective purchasers, tenants or Mortgagees.

         1.07     Conditions to Take-Over of Hotel

                  A. The obligation of Manager to assume operation of the Hotel hereunder shall be conditioned upon each of the following:

                           1. That Manager or Marriott has received, prior to
the Take-Over Date, all licenses, permits, and all other approvals necessary for operation of the Hotel by Manager or Marriott (or valid transfers of such licenses, etc., to Manager or Marriott); provided, however, that to the extent such licences, permits and other approvals are held by Owner or Lessee and Manager or Marriott can operate the hotel with such licenses, permits and other approvals in the name of Owner or Lessee, then such licenses, permits and other approvals shall remain in the name of Owner or Lessee, as applicable;

                           2. If required under Article VIII, that Manager,
Marriott and each Mortgagee have executed the "Subordination Agreement" described in Section 8.03;

                           3. That the Initial FF&E Reserve Balance, as
described in Section 5.02.A, shall have been deposited in the FF&E Reserve.

                           4. That the Lessee has provided the necessary initial
Working Capital, as described in Section 4.06.

                  B. Notwithstanding any other provision of this Agreement, Manager shall have the right to terminate this Agreement, on thirty (30) days' written notice to Lessee, if (i) the conditions to the take-over of the Hotel by Manager which are listed in Section 1.07.A.1 and 2 have not been satisfied within thirty (30) days after receipt of notice from Manager that such conditions remain unsatisfied at the time Manager provides such notice (which notice may be given by Manager at any time on or after the Take-Over Date), or
(ii) if the conditions to the takeover of the Hotel by Manager which are listed in Section 1.07.A.3 and 4 have not been satisfied within ten (10) days after receipt of notice from Manager that such conditions remain unsatisfied at the time Manager provides such notice (which notice may be given by Manager at any time on or after the Takeover Date). Any such termination shall not be exclusive of any other rights or remedies of Manager under this Agreement, the Owner Agreement or the Settlement Agreement. Notwithstanding the foregoing provisions of this subsection B, Manager shall have no right to terminate this Agreement unless Marriott has terminated the Submanagement Agreement.

                                   ARTICLE II

                                      TERM

         2.01     Term

                  The term ("Term") of this Agreement shall begin on the Take-Over Date and shall continue until the Term Expiration Date. Pursuant to the terms of the Settlement Agreement, during the Term of the Submanagement Agreement, the obligations of the parties under the Franchise Agreement shall be suspended without penalty (except for the royalty fee provisions thereof, and the royalty fees payable thereunder shall continue to be paid by Manager to Marriott International, Inc.) and is of no force or effect until such time as the Franchise Agreement may be reinstated pursuant to the provisions of Section 2.01.B of the Submanagement Agreement. Such royalty fee payments under the Franchise Agreement shall be paid out of Gross Revenues, and Manager is hereby authorized and directed to cause Marriott to make such payments, which shall be treated as Deductions for all purposes.

         2.02     Performance Termination

                  A. Subject to the provisions of Section 2.02.B below, Lessee shall have the option to terminate this Agreement and to cause Manager to terminate the Submanagement Agreement, if:

                           1. With respect to any two (2) Fiscal Years within
any three (3) Fiscal Year period (not including any portion of any Fiscal Year prior to the expiration of the first (1st) full Fiscal Year after the Take-Over Date) Operating Profit is less than the applicable Performance Termination Threshold; and

                           2. The Revenue Index of the Hotel during each of such
Fiscal Years (i.e. any two (2) Fiscals Years within three (3) Fiscal Year period) is less than the Revenue Index Threshold.

Such option to terminate and to cause Manager to terminate the Submanagement Agreement shall be exercised by serving written notice thereof on Manager no later than sixty (60) days after the receipt by Lessee of the annual accounting under Section 4.01.B hereof for the second of the two (2) Fiscal Years referred to in Section 2.02.A.1. If Manager (and Marriott pursuant to Section 2.02.B of the Submanagement Agreement) do not elect to avoid such Termination pursuant to
Section 2.02.B below, this Agreement shall terminate (and Manager shall cause the Submanagement Agreement to terminate) as of the end of the fourth (4th) full Accounting Period following the date on which Manager receives Lessee's written notice of its intent to terminate this Agreement; provided that such period of time shall be extended as required by applicable Legal Requirements pertaining to the termination of the employment of the employees at the Hotel. Lessee's failure to exercise its right to terminate this Agreement pursuant to Section 2.02.A with respect to any given Fiscal Year shall not be deemed an estoppel or waiver of Lessee's right to terminate this Agreement (and to cause Manager to terminate the Submanagement Agreement) with respect to subsequent Fiscal Years to which this Section 2.02.A may apply.

                  B. Upon receipt of Lessee's written notice of Termination under Section 2.02.A, Manager shall have the option, to be exercised within sixty (60) days after receipt of said notice, to avoid such Termination by electing (in a notice to Lessee) to waive the payment of the Base Management Fee and by obtaining from Marriott a written waiver of the Base Management Fee under the Submanagement Agreement (and a written waiver of the payment of franchise fees under the Franchise Agreement) (in each case beginning as of the first day of the next full Accounting Period after the date of such notice from Manager) until such time as the total cumulative amount (the "Cumulative Waived Base Fees") of such waived Base Management Fees and franchise fees equals the total amount (the "Cure Payment") by which Operating Profit for each of the Fiscal Years in question (i.e., the Fiscal Years referred to in Section 2.02.A.1) was less than the Performance Termination Threshold. [In the case of Houston, the following applies: Upon receipt of Lessee's written notice of Termination under
Section 2.02.A, Manager shall have the option, to be exercised within sixty (60) days after receipt of said notice, to avoid such Termination by electing (in a notice to Lessee) to pay an amount equal to the amount (the "Cure Payment") by which Operating Profit for each of the Fiscal Years in question (i.e., the Fiscal Years referred to in Section 2.02.A.1) was less than the Performance Termination Threshold, and shall pay the Cure Payment within thirty (30) days of providing such notice to Lessee.] In the event Manager makes a Cure Payment pursuant to this Section 2.02.B, the Fiscal Years with respect to which such Cure Payment was made shall thereafter not be treated, for purposes of subsequent elections by Lessee pursuant to Section 2.02.A, as Fiscal Years in which the circumstances described in Section 2.02.A.1 have occurred. If Manager exercises such option to make such Cure Payment, then the foregoing Lessee's election to terminate this Agreement under Section 2.02.A shall be canceled and of no force or effect with respect to the two (2) Fiscal Years in question, and this Agreement shall not terminate. Such cancellation, however, shall not affect the right of Lessee, as to each subsequent Fiscal Year to which Section 2.02.A applies, to again elect to terminate this Agreement pursuant to the provisions of Section 2.02.A. If Manager does not exercise its option to make a Cure Payment as aforesaid, then this Agreement and the Submanagement Agreement shall each be terminated as of the date set forth in Section 2.02.A. Manager may not elect to make a Cure Payment more than one (1) time during the Term hereof.

         2.03 Termination Pursuant to Settlement Agreement; Automatic Termination Upon Termination of Submanagement Agreement

         Manager acknowledges that the Settlement Agreement provides for the termination of this Agreement by Lessee in certain circumstances and in connection therewith to cause Manager to terminate the Submanagement Agreement, and Manager hereby consents to any such termination by Lessee in accordance with the Settlement Agreement.

         Notwithstanding anything to the contrary herein or in any other document, upon any termination of the Submanagement Agreement for any reason whatsoever, this Agreement shall automatically and immediately terminate and neither Lessee nor Manager shall have any further liability hereunder except for the payment of any outstanding amounts payable through the date of termination and except for any obligations hereunder which expressly survive the termination of this Agreement (including, without limitation, Manager's indemnity obligations under Section 1.03.E).

                                   ARTICLE III

                             COMPENSATION OF MANAGER

         3.01     Management Fees

         Manager shall be paid the Base Management Fee, which the parties acknowledge is the amount payable as Base Management Fee under the Submanagement Agreement and the franchise or royalty fees payable under the suspended Franchise Agreement, and such amounts therefore shall be retained by Marriott from Gross Revenues pursuant to the Submanagement Agreement.

         3.02     Operating Profit

         Operating Profit shall be distributed to Lessee in accordance with
Article IV.

                                   ARTICLE IV

                               ACCOUNTING MATTERS

         4.01     Accounting, Distributions and Annual Reconciliation

                  A. Manager agrees that it shall exercise its rights under the Submanagement Agreement to cause Marriott to institute (as soon as reasonably practicable after the Take-Over Date, but in no event more than sixty (60) days after the Take-Over Date) cash management protocols at the Hotel in order that Marriott will distribute to an account designated and owned by Primary Manager on a daily basis (to the extent possible, subject to holidays, banking holidays, and other days in which account transfers cannot be effected by banks) all amounts in the Operating Accounts that are in excess of the Reasonable Amount of Working Capital and amounts due Submanager. During the up to 60 day period when such daily sweep is being implemented, Manager shall cause Marriott to sweep weekly to Primary Manager's account on a manual basis. Amounts in such account of Primary Manager received from Marriott shall be transferred to an account designated and owned by Lessee within one (1) business day of receipt by Manager (to the extent possible, subject to holidays, banking holidays, and other days in which account transfers cannot be effected by banks). Within twenty (20) days after the close of each Accounting Period, Manager shall deliver an interim accounting (the "Accounting Period Statement") to Lessee showing Gross Revenues, Deductions, Operating Profit, and applications and distributions thereof for the preceding Accounting Period.

                  B. Calculations and payments of the Base Management Fee, and distributions of Operating Profit made with respect to each Accounting Period within a Fiscal Year shall be accounted for cumulatively. Within seventy-five
(75) days after the end of each Fiscal Year, Manager shall deliver to Lessee a statement (the "Annual Operating Statement") in reasonable detail summarizing the operations of the Hotel for the immediately preceding Fiscal Year and a certificate of Manager's chief accounting officer certifying that, to the best of his or her knowledge, such Annual Operating Statement is true and correct. The parties shall, within five (5) business days after Lessee's receipt of such Annual Operating Statement, make any adjustments, by cash payment, in the amounts paid or retained for such Fiscal Year as are needed because of the final figures set forth in such Annual Operating Statement. Such Annual Operating Statement shall be controlling over the preceding Accounting Period Statements. No adjustments shall be made for any Operating Loss in any preceding Fiscal Year.

                  C. To the extent there is an Operating Loss for any Accounting Period, additional funds in the amount of any such Operating Loss shall be provided by Lessee within thirty (30) days after Manager has delivered written notice thereof to Lessee. If Lessee does not so fund such Operating Loss within the thirty (30) day time period, Manager shall have the right (without affecting Manager's other remedies under this Agreement) to withdraw an amount equal to such Operating Loss from future distributions of funds otherwise due to Lessee.

         4.02     Books and Records

         Books of control and account pertaining to operations at the Hotel shall be kept on the accrual basis and in all material respects in accordance with the Uniform System of Accounts. Upon request of Lessee from time to time, Manager shall exercise its rights under the Submanagement Agreement to examine Marriott's records with respect to the operation of the Hotel, including as to specific matters requested by Lessee, and shall report the results of such examinations to Lessee. If Lessee desires, at its own expense, to audit, examine, or review the Annual Operating Statement, Lessee shall notify Manager in writing within sixty (60) days after receipt of such Annual Operating Statement of its intention to audit, whereupon such audit shall begin no sooner than thirty (30) days and no later than sixty (60) days after Manager's receipt of such notice. Pursuant to the Lease, Owner has the right to conduct such audit, and Primary Manager shall allow Ower to conduct or otherwise control all aspects of any such audit of the Annual Operating Statement and Marriott's records with respect thereto. Such audit shall be completed within ninety (90) days after commencement thereof. If Lessee does not request such an audit, then such Annual Operating Statement shall be deemed to be conclusively accepted by Lessee as being correct, and Lessee shall have no right thereafter, except in the event of fraud by Manager or Marriott, to question or examine the same. If any audit discloses an understatement of any amounts due Lessee, Manager shall promptly pay Lessee such amounts found to be due, plus interest thereon (at the Prime Rate plus one percent (1%) per annum) from the date such amounts should originally have been paid. If any audit discloses that Manager has not received any amounts due it, Lessee shall pay Manager such amounts, plus interest thereon (at the Prime Rate plus one percent (1%) per annum) from the date such amounts should originally have been paid. Any dispute concerning the correctness of an audit shall be settled by arbitration, in accordance with Section 11.21. Notwithstanding anything to the contrary contained in this Agreement, at the request of Lessee Manager shall exercise its rights under the Submanagement Agreement to give the auditors (which may be Owner's auditors) the right upon reasonable advance notice to conduct preliminary audit procedures prior to the end of a Fiscal Year in preparation for the annual audit outlined above (e.g., such auditors would have the right to audit during the fourth quarter of a Fiscal Year the first three quarters of such Fiscal Year), and Manager shall exercise its rights under the Submanagement Agreement to provide access to the books and control of account for the Hotel for such purpose. Manager agrees to retain all accounting records for each Fiscal Year for at least three (3) years after the expiration of such Fiscal Year.

         4.03     Accounts, Expenditures

                  A. Manager shall exercise its rights under the Submanagement Agreement to insure that all funds derived from operation of the Hotel shall be deposited on a daily basis (to the extent possible, subject to holidays, banking holidays and other days in which deposits to banks cannot be effected) by Marriott in bank accounts (the "Operating Accounts") in a bank or banks designated by Marriott, subject to Lessee's reasonable approval. Withdrawals from said Operating Accounts shall be made solely by representatives of Marriott whose signatures have been authorized pursuant to the Submanagement Agreement. Manager shall exercise its rights under the Submanagement Agreement to cause Marriott to assume the responsibilities of a fiduciary with respect to Marriott's handling of Lessee's funds which are derived from the operation of the Hotel. Reasonable petty cash funds shall be maintained at the Hotel.

                  B. All payments contemplated hereunder or under the Submanagement Agreement to be made from the Operating Accounts, petty cash funds, or from the FF&E Reserve (in accordance with Section 5.02) shall be made in accordance with the terms hereof and the Submanagement Agreement. Manager shall not be required to make any advance or payment with respect to the Hotel except out of such funds, and Manager shall not be obligated to incur any liability or obligation with respect to the Hotel without assurances that the necessary funds for the discharge thereof will be provided by Lessee. In any event, if any such liability or obligation is incurred by Manager with respect to the Hotel, Manager shall have the option to deduct such amounts from Lessee's share of Operating Profit if Lessee has not fully reimbursed Manager for said amounts within ten (10) days after Lessee's receipt of notice from Manager that said amounts are due.

                  C. Debts and liabilities incurred by Manager as a result of its operation and management of the Hotel pursuant to the terms hereof, whether asserted before or after Termination, will be paid by Lessee to the extent funds are not available for that purpose from Gross Revenues. The provisions of this
Section 4.03 C shall survive Termination.

         4.04     Accounting for Conversion of Hotel

                  A. It shall be a general principle in the accounting for the Hotel that all liabilities (including, without limitation, all Previously-Accrued Payables) incurred prior to the Take-Over Date, or properly allocated to the period prior to the Take-Over Date under generally accepted accounting principles, shall be paid by Lessee from its own funds, and not from Gross Revenues nor from the FF&E Reserve. Lessee agrees to indemnify, defend and hold Manager, Marriott and their respective Affiliates (and their respective directors, officers, shareholders, employees and agents) harmless from and against all claims, causes of action, costs, expenses and damages arising from such liabilities.

                  B. As a convenience to the Lessee, Manager agrees to cause Marriott to apply any Previously-Accrued Receivables which Marriott receives at the Hotel to pay those Previously-Accrued Payables which Lessee has confirmed in writing to Manager. Manager shall cause Marriott to use commercially reasonable procedures to collect such Previously- Accrued Receivables, but neither Manager nor Marriott shall not be obligated to institute any legal actions with respect to any Previously-Accrued Receivables. If the Previously-Accrued Payables exceed the Previously-Accrued Receivables, Lessee shall be responsible for the payment of such excess. Manager shall exercise its rights under the Submanagement Agreement to cause any surplus of the Previously-Accrued Receivables received by Marriott or Manager over such Previously-Accrued Payables to be promptly remitted by Marriott or Manager to Lessee.

                  C. As of the Take-Over Date, the cash on hand at the Hotel shall be deposited in one of the Operating Accounts set up by Marriott in accordance with Section 4.03, and shall be treated as part of the Working Capital described in Section 4.06. The term "cash on hand" shall not be deemed to include amounts remaining in the FF&E Reserve which was maintained by Lessee.

         4.05     Business Plan

                  A. Manager shall submit to Lessee for its approval (which shall not be unreasonably withheld or delayed), at least forty-five (45) days prior to the beginning of each Fiscal Year which begins after the Take-Over Date, a preliminary draft (the "Proposed Business Plan") of the budget of the estimated financial results of the operation of the Hotel during the next Fiscal Year as prepared by Marriott pursuant to the Submanagement Agreement. Lessee's approval shall be deemed to have been given if Manager has received no notice from Lessee to the contrary within forty-five (45) days after Lessee's receipt of such Proposed Business Plan. Such Proposed Business Plan shall project the estimated Gross Revenues, departmental profits, Deductions, and Operating Profit for the forthcoming Fiscal Year for the Hotel. Manager shall exercise its rights under the Submanagement Agreement to insure that in preparing the Proposed Business Plan for each Fiscal Year, Marriott's goal will be the maximization of the long-term Operating Profit of the Hotel, in keeping with System Standards and the general standards of the hotel industry for similar properties. If there are material items in any given Proposed Business Plan which have been budgeted at significantly different amounts from the amounts actually experienced (or projected) for the same items in the preceding Fiscal Year, Manager agrees to take reasonable steps to ensure that, at Lessee's request, qualified personnel from Marriott's staff are available at the Hotel to explain these differences to Manager and Owner (pursuant to Owner's rights under the Lease and the Owner Agreement). A meeting (or meetings) for such purpose shall be held, at the Hotel, at Lessee's request, within a reasonable period of time after the submission to Lessee of the Proposed Business Plan. Pursuant to Owner's right to approve the Proposed Business Plan pursuant to the Lease, Owner shall have the right to participate in such meeting. Manager will exercise its rights under the Submanagement Agreement to insure that Marriott will at all times give good faith consideration to Manager's and Owner's suggestions regarding any Proposed Business Plan, and in any event each Proposed Business Plan is subject to the approval of Lessee as set forth in Section 4.05.B.

                  B. Lessee shall not be entitled to withhold its approval of any Proposed Business Plan based on its objection to: (i) Marriott's reasonable projections of either Gross Revenues or the components thereof; (ii) projected costs and expenses which are "system charges" ( that is, costs and expenses which are generally uniform throughout the Marriott System, such as: the charges for Chain Services; the costs of the Marriott frequent guest program or, if applicable, the "Marriott Rewards Program" and other chain-wide marketing programs; employee benefits and other compensation programs); (iii) costs and expenses which are not within the control of either Owner, Lessee, Manager or Marriott such as Impositions and the cost of utilities; or (iv) increases in projected costs and expenses of operating the Hotel, which increases are primarily caused by projected increases in Gross Revenues. The approval of Lessee (as set forth in the first sentence of Section 4.05.A) shall not be required if, and to the extent that, the Proposed Business Plan for a given Fiscal Year is, in all material respects, the same as the Proposed Business Plan for the preceding Fiscal Year, as adjusted by the GDP Deflator; provided, however, that in any event (x) the FF&E Reserve expenditures and Capital Expenditures components of such Proposed Business Plan shall be subject to Lessee's approval and (y) if there were, in the prior Fiscal Year, expenditures from the FF&E Reserve or Capital Expenditures which affect operating costs or revenues, then the Proposed Business Plan shall be subject to the approval of the Lessee as set forth in Section 4.05.A. If Lessee and Manager fail to mutually agree on the Proposed Business Plan within sixty (60) days after the submission to Lessee of the Proposed Business Plan, as described in the first sentence of Section 4.05.A, either party shall have the right to cause to be submitted to the Expert Resolution Process under the Submanagement Agreement the issue of whether or not the Proposed Business Plan prepared by Marriott is unreasonable, given the goals which are set forth in the fourth sentence of Section 4.05.A. Based on Owner's right to approve any Proposed Business Plan pursuant to the Lease, Owner shall have the right to participate in such Expert Resolution Process, and the result of such Expert Resolution Process shall be binding on Lessee and Owner. While such determination by the Expert is pending, Manager shall cause Marriott to operate the Hotel, in all material respects, based on the Business Plan for the preceding Fiscal Year (as adjusted by the GDP Deflator), with adjustments for those items over which there is no disagreement between Lessee and Manager and Marriott, and with adjustments for those items listed in clauses (i), (ii), (iii), and (iv) above. The Proposed Business Plan, as approved by Lessee (or deemed approved pursuant to the Expert Resolution Process), is herein referred to as the "Business Plan".

                  C. With respect to the "stub year" (if any) immediately following the TakeOver Date, Manager shall submit the Proposed Business Plan to Lessee by no later than thirty (30) days prior to the Take-Over Date.

                  D. Manager shall exercise its rights under the Submanagement Agreement to cause Marriott to diligently operate the Hotel in accordance with the Business Plan. It is understood, however, that the Business Plan is an estimate only and that unforeseen circumstances such as the costs of labor, material, services and supplies, casualty, operation of law, or economic and market conditions, may make adherence to the Business Plan impracticable, and Manager shall be entitled to depart therefrom due to causes of the foregoing nature. In the event that Manager determines that circumstances require that there will be material changes in the Business Plan, Manager shall so notify Lessee, and, as to any components of a Business Plan over which Lessee has approval rights under this Agreement, Lessee shall have the right to reasonably approve such proposed material changes. Lessee's approval shall be deemed to have been given if Manager has received no notice from Lessee to the contrary within twenty (20) days after Lessee's receipt of such notice of proposed material changes in the Business Plan.

                  E. Manager shall provide to Lessee with fifteen (15) days after the expiration of each fiscal quarter a reforecast of the Business Plan for such Fiscal Year prepared by Marriott pursuant to the Submanagement Agreement.

         4.06     Working Capital

                  A. On or prior to the Take-Over Date, Lessee shall provide Manager with initial Working Capital for the Hotel in the amount of One Thousand Two Hundred Fifty Dollars ($1,250) per guest room, as adjusted by the GDP Deflator, per Guest Room, less cash on hand at the Hotel as of the Take-Over Date. If Lessee fails to provide any Working Capital as required under this
Section 4.06.A, Manager shall have the right (after first giving Lessee ten (10) days written notice thereof) to deduct the required amounts from Gross Revenues.

                  B. Lessee shall, from time to time during the Term, promptly, but no later than thirty (30) days after written request by Manager, advance any additional funds, over and above those required pursuant to Section 4.06.A, necessary to maintain a Reasonable Amount of Working Capital. If Lessee does not so fund additional Working Capital within the said thirty (30) day time period, Manager shall have the right (without affecting Manager's other remedies under this Agreement) to withdraw an amount equal to the funds required to maintain a Reasonable Level of Working Capital from future distributions of funds otherwise due to Lessee or to allow Marriott to withdraw such amount from funds due Manager under the Submanagement Agreement. All funds so advanced for Working Capital shall be utilized by Marriott for the purposes set forth in the Submanagement Agreement pursuant to cash management policies established for the Marriott System. Upon Termination, Manager shall, except as otherwise provided in this Agreement, return the outstanding balance of the Working Capital to Lessee.

         4.07     Fixed Asset Supplies

         Lessee shall, within thirty (30) days after request by Manager, provide funds that are necessary to increase the level of Fixed Asset Supplies to levels determined by Manager, in its good faith judgment, to be necessary to satisfy the needs of the Hotel as its operation may, from time to time, require. The cost of Fixed Asset Supplies consumed in the operation of the Hotel shall constitute a Deduction. Fixed Asset Supplies shall remain the property of Lessee throughout the term of the Agreement and upon Termination (except for those Fixed Asset Supplies which are purchased by Marriott pursuant to Section 11.11.E).

         4.08     Litigation

         Submanager shall give notice to Primary Manager from time to time of any material litigation affecting the Hotel, together with such additional information within the possession or control of Submanager or the applicable insurance carrier as Primary Manager may reasonably request.

                                    ARTICLE V

                      REPAIRS, MAINTENANCE AND REPLACEMENTS

         5.01     Repairs and Maintenance Costs Which Are Expensed

         Manager shall cause Marriott to maintain the Hotel in good repair and condition, and shall make or cause to be made such routine maintenance, repairs and minor alterations as it determines are necessary for such purposes. The phrase "routine maintenance, repairs, and minor alterations" as used in this
Section 5.01 shall include only those which are normally expensed under generally accepted accounting principles. The cost of such maintenance, repairs and alterations shall be paid from Gross Revenues (and not from the FF&E Reserve) and shall be treated as a Deduction in determining Operating Profit.

         5.02     FF&E Reserve

                  A. Manager shall cause Marriott to establish a reserve account (the "FF&E Reserve"), in a bank or similar institution reasonably acceptable to both Manager and Lessee, to cover the cost of: (i) replacements, renewals and additions to the FF&E at the Hotel; and (ii) Special Capital Expenditures. Withdrawals from the FF&E Reserve shall be made solely by representatives of Marriott whose signatures have been authorized. Lessee covenants that, as of the Take-Over Date, the dollar amount in the FF&E Reserve shall be no less than the Initial FF&E Reserve Balance. If Lessee fails to provide the dollar amount in the FF&E Reserve in an amount no less than the Initial FF&E Reserve Balance as required under this Section 5.02.A, Marriott shall have the right (after first giving Lessee ten (10) days written notice thereof) to deduct the required amounts from Gross Revenues. In addition, Lessee covenants that the Five-Year Plan attached hereto as Exhibit "B-1" shall be implemented, subject to any mutually-approved changes, as Special Capital Expenditures from the FF&E Reserve.

                  B. During the Term of this Agreement, subject to the provisions of subsection E, below, Lessee shall transfer into the FF&E Reserve an amount set forth on Exhibit "A-1" (except to the extent that the Five-Year Plan sets forth different percentage(s) applicable to certain periods in the Term, in which event such percentage(s) in the Five-Year Plan shall be controlling during such periods) for each such Accounting Period. Transfers into the FF&E Reserve shall be made at the time of each interim accounting described in Section 4.01 hereof. All amounts transferred into the FF&E Reserve pursuant to this Section 5.02.B shall be paid from Gross Revenues as Deductions.

                  C. Manager shall cause Marriott to prepare an annual estimate (the "FF&E Estimate") of the expenditures necessary for (1) replacements, renewals and additions to the FF&E of the Hotel, and (2) Special Capital Expenditures, during the ensuing Fiscal Year and shall deliver the FF&E Estimate to Lessee for its approval (which shall not be unreasonably withheld or delayed), at the same time as Manager submits the Proposed Business Plan described in Section 4.05.A. The FF&E Estimate shall also indicate the estimated time schedule for making such replacements, renewals, and additions. In preparing the FF&E Estimate for each Fiscal Year, Manager's goal will be to maintain the Hotel in accordance with System Standards and the general standards of the hotel industry for similar properties. Lessee shall not be entitled to withhold its approval of any FF&E Estimate based on its objection to: (i) items already agreed upon in the Five-Year Plan; (ii) costs and expenses which are consistent throughout the Marriott System for similarly situated hotels (such as periodic hard and soft good replacement schedules); (iii) costs and expenses of items that fall within the "under $25,000" category of expenditures (namely, that a given order or related series of orders for FF&E purchases is less than $25,000) that are characterized as such in the FF&E Estimate; or (iv) costs and expenses of items that are introduced into the Marriott System as part of System Standards. If Lessee and Manager fail to mutually agree on the FF&E Estimate within forty-five (45) days after the submission to Lessee, Lessee shall have the right to cause Manager to submit to the Expert Resolution Process pursuant to the Submanagement Agreement the issue of whether or not Marriott's proposed FF&E Estimate is unreasonable, given the goals which are set forth in the third sentence of this Section 5.02.C. While such determination by the Expert is pending, Manager shall cause Marriott to operate the Hotel, in all material respects, based on the FF&E Estimate for the preceding Fiscal Year (as adjusted by the GDP Deflator), with adjustments for those items over which there is no disagreement between Lessee and Manager, and for those items listed above over which Lessee has no right of approval.

                  D. Manager shall, consistent with the applicable FF&E Estimate, from time to time cause Marriott to make such (1) replacements, renewals and additions to the FF&E of the Hotel, and (2) Special Capital Expenditures, as Manager deems necessary, up to the balance in the FF&E Reserve. No expenditures will be made that are in excess of the FF&E Reserve without the approval of Lessee and Manager shall cause Marriott to diligently operate the Hotel in accordance with the FF&E Estimate approved (or deemed approved through the Expert Resolution Process) by Lessee, provided that, to the extent not included in the applicable FF&E Estimate or not otherwise approved by Lessee, Marriott shall be allowed to use the funds in the FF&E Reserve for expenditures deemed reasonably necessary by Marriott to repair or correct any condition on or about the Hotel which (i) constitutes a violation of any applicable Legal Requirement which imposes liability or potential liability on Marriott, or (ii) presents a threat to life or property of Marriott or any guest, employee or invitee on or about the Hotel; provided, however, that Manager shall cause Marriott to give notice to Manager and Manager shall give notice to Lessee of any such expenditure made by Marriott reasonably promptly following such expenditure. At the end of each Fiscal Year, any amounts remaining in the FF&E Reserve shall be carried forward to the next Fiscal Year. Proceeds from the sale of FF&E no longer necessary to the operation of the Hotel shall be added to the FF&E Reserve. The FF&E Reserve will be kept in an interest-bearing account, and any interest which accrues thereon shall be retained in the FF&E Reserve. Neither (1) proceeds from the disposition of FF&E, nor (2) interest which accrues on amounts held in the FF&E Reserve, shall (a) result in any reduction in the required transfers to the FF&E Reserve set forth in subsection B above, nor (b) be included in Gross Revenues.

                  E. As the Hotel ages, the percentages of Gross Revenues which are set forth in Section 5.02.B may not be sufficient to keep the FF&E Reserve at the levels necessary to make the replacements, renewals, and additions to the FF&E of the Hotel, or to make the Special Capital Expenditures, which are required to maintain the Hotel in accordance with the System Standards. If Marriott gives notice to Manager pursuant to the Submanagement Agreement that it reasonably believes that the funding of the FF&E Reserve (with respect to the following Fiscal Year or any subsequent Fiscal Year) will not be adequate to maintain the Hotel in accordance with System Standards, Manager shall give notice to Lessee of a proposed increase in the annual percentage in Section 5.02.B to provide the additional funds required, which increase in the annual percentage shall require the approval of Lessee. If Lessee and Manager fail to agree on a requested increase in the annual percentage Section 5.02.B within forty-five (45) days after the submission to Lessee, Lessee shall have the right to cause Manager to submit to the Expert Resolution Process under the Submanagement Agreement the issue of whether or not Marriott's proposed increase in the annual percentage is reasonable. Pursuant to the Owner Agreement and Owner's right to approve any such increase under the Lease, Owner shall have the right to participate in any such Expert Resolution Process. Until such time as an increase in the annual percentage in this Section 5.02.B has been approved (or deemed approved through the Expert Resolution Process) by Lessee, the reserve set forth in this Section 5.02.B (as the same may have been previously increased pursuant to the procedures set forth in Section 5.02.E) shall continue to apply. Notwithstanding the foregoing, in the event, the FF&E Reserve is not increased through the procedures described in this Section 5.02 E, and such failure shall result in Marriott being unable to maintain the Hotel in accordance with the System Standards, Manager may, on sixty (60) days written notice to Lessee, terminate this Agreement if Marriott terminates the Submanagement Agreement. Finally, the placing of any restrictions on the expenditure by Marriott of funds from the FF&E Reserve other than as set forth in this Section 5.02 (including, without limitation, restrictions resulting from (i) any Litigation involving Owner, Lessee, Manager, or the Hotel, or (ii) a Foreclosure) shall entitle Manager, on sixty (60) days written notice to Lessee, to terminate this Agreement if, as a result thereof, Marriott has terminated the Submanagement Agreement.

                  F. Manager covenants that it shall exercise its rights under the Submanagement Agreement to cause Marriott to utilize amounts in the FF&E Reserve only for replacements, renewals and additions to the FF&E at the Hotel and Special Capital Expenditures, as provided in the foregoing provisions of this Section 5.02, and that such amounts are not subject to setoff for any other amounts alleged by Submanager to be owed by Primary Manager, Lessee or Owner to Submanager.

         5.03     Capital Expenditures

                  A. Manager shall cause Marriott to prepare an annual estimate (the "Building Estimate") of all Capital Expenditures. Upon receiving the Building Estimate from Marriott, Manager shall submit the Building Estimate to Lessee for its approval at the same time as Manager submits the Proposed Business Plan described in Section 4.05.A. Manager shall not allow Marriott to make any Capital Expenditures without the prior written Approval of Lessee, unless otherwise permitted herein. Lessee shall cause Owner to make Capital Expenditures to allow the completion of the work described on Exhibit "B-2" hereto at Owner's sole cost and expense and not from Gross Revenues or the FF&E Reserves.

                  B. Notwithstanding the provisions of Section 5.03A, Manager shall cause Marriott to take appropriate remedial action (including making any necessary Capital Expenditures) without receiving Lessee's prior consent in the following circumstances: (i) if there is an emergency threatening the Hotel, its guests, invitees or employees; or (ii) if the continuation of the given condition would subject Manager and/or Owner and/or Lessee to civil or criminal liability, and if Lessee has either failed to remedy the situation or has failed to take appropriate legal action to stay the effectiveness of any applicable Legal Requirement. Manager shall cooperate with Lessee in the pursuit of any such action and shall have the right to participate therein. Lessee shall, upon written request by Manager, promptly reimburse all expenditures made by Marriott pursuant to this Section 5.03.B.

                  C. The cost of all Capital Expenditures (including the expenses incurred by either Lessee, Marriott or Manager in connection with any civil or criminal proceeding described above) shall be borne solely by Lessee (or Owner), and shall not be paid from Gross Revenues nor from the FF&E Reserve.

                  D. Lessee shall not unreasonably withhold its Approval with respect to Capital Expenditures as are: (i) required, in Manager's reasonable judgment, to keep the Hotel in a first-class, competitive, efficient and economical operating condition in accordance with System Standards; or (ii) required by reason of any Legal Requirement, or otherwise required for the continued safe and orderly operation of the Hotel. Manager shall be entitled to terminate this Agreement, on sixty (60) days' notice to Lessee, if: Lessee either (a) fails to approve any Capital Expenditure described in the preceding sentence, or (b) fails to provide funding for any such Capital Expenditure within sixty (60) days after the submission to Lessee of the Building Estimate requesting such Capital Expenditure, and if Marriott terminates the Submanagement Agreement pursuant to the comparable provision of the Submanagement Agreement.

                  E. Manager will not make a detailed inspection of the ADA compliance and life-safety elements of the Hotel prior to the Take-Over Date. To the extent that any of such elements are not in compliance with System Standards, Lessee shall be obligated (or shall cause Owner)) to fund any necessary remedial measures promptly after the Take-Over Date in accordance with a schedule for such measures and the funding thereof proposed by Marriott. Manager shall review any such elements and the schedule of compliance and funding with Lessee, and shall consider in good faith any comments of Lessee as to methods of compliance with ADA and priority of compliance efforts and report the same to Marriott.

                  F. On the Effective Date, Lessee shall fund an escrow account with Primary Manager as provided in Section 3.2.8 of the Settlement Agreement.

         5.04     Ownership of Replacements

         All repairs, alterations, improvements, renewals or replacements made pursuant to Article V, and all amounts kept in the FF&E Reserve, shall, except as otherwise provided in this Agreement, be the property of Lessee or Owner, as applicable.

                                   ARTICLE VI

               INSURANCE, DAMAGE, CONDEMNATION, AND FORCE MAJEURE

         6.01     Insurance

                  A. Subject to Section 6.02, Manager shall cause Marriott, commencing with the Take-Over Date and thereafter during the Term of the Agreement, to procure and maintain, either with insurance companies of recognized responsibility reasonably approved by Lessee or by legally qualifying itself as a self insurer, a minimum of the following insurance:

                           1. Property insurance on the Improvements and
contents against loss or damage by fire, lightning and all other risks covered by the usual extended coverage endorsement, all in an amount not less than ninety percent (90%) of the replacement cost thereof;

                           2. Boiler and machinery insurance against loss or
damage from explosion of boilers or pressure vessels to the extent applicable to the Hotel;

                           3. Business interruption insurance covering loss of
profits and necessary continuing expenses for interruptions caused by any occurrence covered by the insurance referred to in Sections 6.01.A.1 and 2 of a type and in amounts as are generally established by Marriott at similar hotels it owns, leases or manages under the Marriott name in the United States;

                           4. General liability insurance against claims for
bodily injury, death or property damage occurring on, in, or about the Hotel, and automobile liability insurance on vehicles operated in conjunction with the Hotel, with a combined single limit for each occurrence of not less than One Hundred Million Dollars ($100,000,000);

                           5. Workers' compensation as may be required under
applicable laws covering all of Marriott's employees at the Hotel;

                           6. Fidelity bonds, with reasonable limits to be
determined by Marriott, covering its employees in job classifications normally bonded in other similar hotels it leases or manages under the Marriott name in the United States or as otherwise required by law, and comprehensive crime insurance to the extent Manager and Marriott mutually and reasonably agree it is necessary for the Hotel;

                           7. Employer's liability insurance in accordance with
Marriott's standard practices and policies (it being agreed that, in the event Lessee requests an increase in the coverage or limits of such insurance, and provided that such increased coverage or limit is available, Manager shall cause Marriott to obtain such increased coverage or limit, with the additional cost thereof being a Deduction hereunder for all purposes other than the calculation of Operating Profit for purposes of Section 2.02 hereof).

                           8. Such other insurance in amounts as Marriott in its
reasonable judgment pursuant to the Submanagement Agreement deems advisable for protection against claims, liabilities and losses arising out of or connected with the operation of the Hotel.

                  B. All insurance described in Section 6.01.A may be obtained by Marriott by endorsement or equivalent means under its blanket insurance policies, provided that such blanket policies substantially fulfill the requirements specified in this Agreement.

                  C. Manager may allow Marriott to self insure or otherwise retain such risks or portions thereof as it does with respect to other similar hotels it owns, leases or manages under the Marriott name in the United States.

                  D. All policies of insurance required under Section 6.01.A shall be carried in the name of Marriott. The policies required under Sections 6.01.A.1, 2, 3, and 4 shall include the Owner, Lessee and Manager as an additional insured. Upon notice by the Lessee, Manager shall cause Marriott to also have the policies required under Sections 6.01.A.1, 2, and 3 include any Mortgagee as additional insureds. Any property losses thereunder shall be payable to the respective parties as their interests may appear. Any Mortgage encumbering the Hotel shall contain provisions to the effect that proceeds of the insurance policies required to be carried under Sections 6.01.A.1 and 2 shall be available for repair and restoration of the Hotel, subject to exceptions customarily included in institutional hotel mortgages.

                  E. Manager shall deliver to Owner and Lessee certificates of insurance with respect to all policies so procured and, in the case of insurance policies about to expire, shall deliver certificates with respect to the renewal thereof. All certificates of insurance provided for under this Section 6.01 shall, to the extent obtainable, state that the insurance shall not be canceled or materially changed without at least thirty (30) days' prior written notice to the certificate holder .

                  F. Insurance premiums and any other costs or expenses with respect to the insurance or self-insurance required under Section 6.01.A., including any Insurance Retention (as defined below), shall be paid from Gross Revenues (except as otherwise set forth to the contrary in Section 1.03.E) as Deductions. Such premiums and costs shall be allocated on an equitable basis to the hotels participating under Marriott's blanket insurance or self-insurance programs, as applicable. Except as otherwise set forth in Section 1.03.E and except for any self-insurance retained by Marriott or any of its Affiliates, any reserves, losses, costs or expenses which are uninsured shall be treated as a cost of insurance and shall be Deductions. Upon Termination, a reserve in an amount which is acceptable to Marriott pursuant to the Submanagement Agreement, and which is in accordance with generally accepted practices in the insurance industry, shall be established from Gross Revenues (or, if Gross Revenues are insufficient, from Working Capital) to cover the amount of any Insurance Retention and all other costs which will eventually have to be paid by either Lessee, Manager or Marriott with respect to pending or contingent claims, including those which arise after Termination for causes arising during the Term of the Agreement. For purposes of this Section 6.01.F, "Insurance Retention" shall mean the amount of any loss or reserve under Marriott's blanket insurance or self-insurance programs which is allocated to the Hotel, not to exceed the higher of (A) the maximum per occurrence limit established for similar hotels participating in such programs, or (B) the insurance policy deductible on any loss which may fall within high hazard classifications as mandated by the insurer (e.g., earthquake, flood, windstorm on coastal properties, etc.). If the Hotel is not a participant under Marriott's blanket insurance or self-insurance programs, "Insurance Retention" shall mean the amount of any loss or reserve allocated to the Hotel, not to exceed the insurance policy deductible.

                  G. Manager agrees to exercise its rights under the Submanagement Agreement to ensure that the charge to the Hotel for insurance that Marriott obtains pursuant to the foregoing provisions shall not incorporate a profit to Marriott or any of its Affiliates, or, if a profit is incorporated, that the charge therefor to the Hotel shall not be in excess of the competitive market rate for comparable insurance.

         6.02     Owner's Option to Obtain Property Insurance.

         At any time, and from time to time, within ten (10) days after receipt of Lessee's written request, Manager will cause Marriott to provide its best estimate of the renewal cost of Marriott's blanket insurance as required in
Section 6.01.A.(1), (2) and (3), and Manager shall furnish such estimate to Lessee. Lessee may, at its option, by written notice to Manager which shall be delivered no later than ninety (90) days prior to the natural expiration of the insurance policies which Manager has obtained pursuant to Section 6.01.A(1), (2) and (3), advise Manager that Owner or Lessee shall procure and maintain the insurance specified in Section 6.01.A(1), (2) and (3) (in which case Manager shall cause Marriott to allow such policies obtained by it under Section 6.01.A(1), (2) and (3) to expire), subject to the following terms and conditions:

                  A. All such policies of insurance shall be carried in the name of Owner and/or Lessee as applicable, with Manager and Marriott as additional insureds. Any property losses thereunder shall be payable to the respective parties as their interests may appear. The documentation with respect to each Mortgage shall contain provisions to the effect that proceeds of the insurance policies required to be carried under Section 6.01.A(1), (2) and (3) shall be available for repair and restoration of the Hotel, to the extent required pursuant to Section 6.01.D. However, any Mortgagee shall be entitled to impose reasonable conditions on the disbursement of insurance proceeds for the repair and/or restoration of the Hotel, including a demonstration by Owner or Lessee that the amount of such proceeds (together with other funds Owner or Lessee agrees to make available) is sufficient for such purpose.

                  B. Lessee shall deliver to Manager certificates of insurance with respect to all policies so procured and, in the case of insurance policies about to expire, shall deliver certificates with respect to the renewal thereof.

                  C. All such certificates of insurance shall, to the extent obtainable, state that the insurance shall not be canceled or materially changed without at least thirty (30) days' prior written notice to the certificate holder.

                  D. Premiums for such insurance coverage shall be treated as Deductions, provided that if the cost of such insurance procured by Owner or Lessee exceeds the cost of Marriott's comparable coverage by more than ten percent (10%), all such excess costs shall be the sole responsibility of Lessee and shall not be a Deduction.

                  E. Should Lessee exercise its option to have the insurance described in this Section 6.02 procured by Owner or Lessee, Lessee hereby waives and shall cause Owner to waive in writing to Marriott their rights of recovery from Manager or any of its Affiliates (and their respective directors, officers, shareholders, agents and employees) for loss or damage to the Hotel, and any resultant interruption of business.

                  F. All insurance procured by Owner or Lessee shall be obtained from reputable insurance companies reasonably acceptable to Manager and Marriott.

                  G. Should Lessee exercise its right to have Owner or Lessee obtain the insurance described in this Section 6.02, Lessee acknowledges that Marriott is under no obligation to thereafter include the Hotel in its blanket insurance program (with respect to the insurance described in Section 6.01.A(1), (2) and (3)) for the balance of the Term.

         6.03     Damage and Repair

                  A. If, during the Term, the Hotel is damaged by a Minor Casualty, Manager shall cause Marriott, with all reasonable diligence to, proceed to process the claim with the applicable insurance carriers, including settling such claim, and to make the necessary arrangements with appropriate contractors and suppliers to repair and/or replace the damaged portion of the Hotel. Lessee's consent shall not be needed for Marriott to perform any of the foregoing, all of which shall be performed in accordance with Marriott's reasonable judgment pursuant to the Submanagement Agreement. Lessee agrees to sign promptly any documents which are necessary to process and/or adjust the claim with the insurance carriers, as well as any contracts with such contractors and/or suppliers.

                  B. If, during the Term, the Hotel suffers a Total Casualty,
(i) this Agreement shall be terminable by Lessee at its option upon ninety (90) days' written notice to Manager, where upon Manager shall exercise its rights under the Submanagement Agreement to terminate the Submanagement Agreement as a result of such Total Casualty, and (ii) this Agreement shall be terminable by Manager by ninety (90) days' of written notice to Lessee, if Marriott has terminated the Submanagement Agreement pursuant to such Total Casualty. Any such notice pursuant to this Section 6.03.b. must be sent within thirty (30) days after the date of the Total Casualty.

                  C. If, during the Term, the Hotel is damaged by fire, casualty or other cause to a greater extent than a Minor Casualty, but not to the extent of a Total Casualty, or if the Hotel suffers a Total Casualty but neither party elects to terminate under Section 6.04.A, Lessee shall (or shall cause Owner, as applicable), at such party's cost and expense and with all reasonable diligence, repair and/or replace the damaged portion of the Hotel to the same condition as existed previously. Marriott shall have the right to discontinue operating the Hotel to the extent it deems necessary to comply with applicable Legal Requirements or as necessary for the safe and orderly operation of the Hotel. To the extent available, proceeds from the insurance described in Section 6.01 of this Agreement shall be applied to such repairs and/or replacements. If Owner or Lessee, as applicable, fails to so promptly commence and complete the repairing and/or replacement of the Hotel so that it shall be substantially the same as it was prior to such damage or destruction, such failure shall be an Event of Default by Lessee.

         6.04     Condemnation

                  A. In the event all or substantially all of the Hotel shall be taken in any eminent domain, condemnation, compulsory acquisition, or similar proceeding by any competent authority for any public or quasi-public use or purpose, or in the event a portion of the Hotel shall be so taken, but the result is that it is unreasonable to continue to operate the Hotel in accordance with the standards required by this Agreement, this Agreement shall terminate, and Manager shall terminate the Submanagement Agreement as a result of such taking.

                  B. In the event a portion of the Hotel shall be taken by the events described in Section 6.03.A, or the entire Hotel is affected but on a temporary basis, and the result is not to make it unreasonable to continue to operate the Hotel, this Agreement shall not terminate. However, so much of any award for any such partial taking or condemnation as shall be necessary to render the Hotel equivalent to its condition prior to such event shall be used for such purpose; and Marriott shall have the right to discontinue operating the Hotel to the extent it deems necessary for the safe and orderly operation of the Hotel.

                                   ARTICLE VII

                                      TAXES

         7.01     Real Estate and Personal Property Taxes

                  A. Except as specifically set forth in subsection B below, Manager shall cause Marriott to pay from Gross Revenues all real estate and personal property taxes, levies, assessments and similar charges on or relating to the Hotel ("Impositions") during the Term, before any fine, penalty, or interest is added thereto or lien placed upon the Hotel or upon the Agreement or the Submanagement Agreement, unless payment thereof is in good faith being contested and enforcement thereof is stayed. Any such payments shall be Deductions in determining Operating Profit. Manager shall, within five (5) days after receipt, furnish Marriott with copies of official tax bills and assessments which it may receive with respect to the Hotel. Any of Owner, Lessee or Manager (in which case Lessee agrees to cause Owner to sign the required applications and otherwise cooperate with Marriott in expediting the matter) may initiate proceedings to contest any negotiations or proceedings with respect to any Imposition, and all reasonable costs of any such contest shall be paid from Gross Revenues and shall be a Deduction in determining Operating Profit. Manager shall, as part of its contest or negotiation of any Imposition, be entitled, on Owner's or Lessee's behalf, to permit Marriott to waive any applicable statute of limitations in order to avoid paying the Imposition during the pendency of any proceedings or negotiations with applicable authorities.

                  B. The word "Impositions" as used in this Agreement shall not include the following, all of which shall be paid solely by Owner or Lessee, as applicable, not from Gross Revenues nor from the FF&E Reserve:

                           1. Any franchise, corporate, estate, inheritance,
succession, capital levy or transfer tax imposed on Owner or Lessee, or any income tax imposed on any income of Owner or Lessee (including distributions to Lessee pursuant to Article III hereof);

                           2. Special assessments (regardless of when due or
whether they are paid as a lump sum or in installments over time) imposed because of facilities which are constructed by or on behalf of the assessing jurisdiction (for example, roads, sidewalks, sewers, culverts, etc.) which directly benefit the Hotel (regardless of whether or not they also benefit other buildings), which assessments shall be treated as capital costs of construction and not as Deductions;

                           3. "Impact Fees" (regardless of when due or whether
they are paid as a lump sum or in installments over time) which are required of Owner or Lessee as a condition to the issuance of site plan approval, zoning variances or building permits, which impact fees shall be treated as capital costs of construction and not as Deductions; or

                           4. "Tax-increment financing" or similar financing
whereby the municipality or other taxing authority has assisted in financing the construction of the Hotel by temporarily reducing or abating normal Impositions in return for substantially higher levels of Impositions at later dates.

                                  ARTICLE VIII

                             MANAGEMENT OF THE HOTEL

         8.01     Ownership of the Hotel

                  A. Lessee hereby covenants that it will (i) have, keep, and maintain good and marketable leasehold title to the Hotel pursuant to the Lease, and (ii) cause Owner to have, keep and maintain good and marketable fee title [ground lease as to Atlanta] to the Site in each case free and clear of any and all liens, encumbrances or other charges, except as follows:

                           1. easements or other encumbrances (other than those
described in subsections 2 and 3 hereof) that do not adversely affect the operation of the Hotel by Manager and that are not prohibited pursuant to
Section 8.04 of this Agreement;

                           2. Qualified Mortgages; or

                           3. liens for taxes, assessments, levies or other
public charges not yet due or due but not yet payable.

                  B. Lessee shall (and shall exercise its rights under the Lease to cause Owner to) pay and discharge, on or before the due date, any and all payments due under any Mortgage. Lessee shall (and shall exercise its rights under the Lease to cause Owner to) indemnify, defend, and hold Manager and Marriott harmless from and against all claims, litigation and damages arising from the failure of Owner or Lessee, as applicable, to make any such payments as and when required; and this obligation of Lessee shall survive Termination. Manager shall have no responsibility for payment of debt service due with respect to the Hotel, from Gross Revenues or otherwise, and such responsibility shall be solely that of Owner or Lessee.

                  C. Lessee covenants and shall exercise its rights under the Lease to cause Owner to covenant that: (i) so long as Manager is not in Default under this Agreement or any Subordination Agreement, Manager shall quietly hold, occupy and enjoy the Hotel throughout the Term hereof free from hindrance, ejection or molestation by Owner or Lessee or other party claiming under, through or by right of Owner or Lessee, and (ii) so long as Marriott is not in Default (as that term is defined in the Submanagement Agreement) under the Submanagement Agreement or any Subordination Agreement, Submanager shall quietly hold, occupy and enjoy the Hotel throughout the Term (as that term is defined in the Submanagement Agreement) hereof free from hindrance, ejection or molestation by Owner or Lessee or other party claiming under, through or by right of Owner or Lessee. Lessee shall pay and shall exercise its rights under the Lease to cause Owner to pay and discharge any payments and charges and, at such party's expense, to prosecute all appropriate actions, judicial or otherwise, necessary to assure such free and quiet occupation; provided, however, that Owner or Lessee, as applicable, shall have the right to contest by appropriate action any such payments or charges as long as such contest does not disturb such free and quiet occupation by Manager or Marriott.

         8.02     Mortgages

                  A. Owner or Lessee shall be permitted to encumber the Hotel and/or the Site with any Mortgage which is a Qualified Mortgage. Lessee shall not (and shall exercise its rights under the Lease to ensure that Owner will not) encumber the Hotel and/or the Site with any Mortgage which is not a Qualified Mortgage.

                  B. Any Mortgage which meets all of the following requirements shall be referred to in this Agreement as a "Qualified Mortgage":

                           1. The proposed Mortgage is from an Institutional
Lender; and

                           2. Owner or Lessee (as applicable) and Manager and
Submanager and the holder of such Mortgage shall have entered into a Subordination Agreement (to be recorded in the real property records in the jurisdiction where the Site is located) as further described in Section 8.03 below. Manager agrees to enter into (and shall exercise its rights under the Submanagement Agreement to cause Marriott to enter into) a Subordination Agreement which satisfies the requirements of Section 8.03 in connection with a proposed Mortgage which is otherwise a Qualified Mortagage.

In addition, any Mortgage which encumbers the Hotel as of the date of the Settlement Agreement and which continues to encumber the Hotel as of the Take-Over Date shall be deemed to constitute a Qualified Mortgage whether or not it meets the requirements set forth in 1 and 2 above.


         8.03     Subordination, Non-Disturbance and Attornment

                  A. Lessee shall and shall exercise its rights under the Lease to cause Owner to (i) to use best reasonable efforts to obtain from any Mortgagee which holds a Mortgage as of the Take-Over Date and (ii) to obtain from any Mortgagee which is granted a Mortgage after the Take-Over Date an instrument (the "Subordination Agreement"), reasonably satisfactory in all respects to Manager, Marriott and such Mortgagee, which shall be recordable in the jurisdiction where the Hotel is located, pursuant to which:

                           1. This Agreement and any extensions, renewals,
replacements or modifications thereto, and all right and interest of Marriott and Manager in and to the Hotel, shall be subject and subordinate to such Mortgage;

                           2. Marriott and Manager shall be obligated to each of
the Subsequent Owners (as defined below) to perform all of the terms and conditions of this Agreement for the balance of the remaining Term hereof, with the same force and effect as if such Subsequent Owners were the Owner or Lessee, as applicable; and

                           3. In the event that there is a Foreclosure of such
Mortgage (or a deed in lieu of Foreclosure), or other exercise by such Mortgagee (or its successor) of its remedies in the event of default, in connection with which title or possession of the Hotel is transferred to the Mortgagee (or its designee) or to a purchaser at Foreclosure or to a subsequent purchaser from the Mortgagee (or from its designee) (all of the foregoing shall collectively be referred to as "Subsequent Owners"), then regardless of whether the Lease is terminated Marriott shall not be disturbed in its rights under the Submanagement Agreement and Manager shall not be disturbed in its rights under this Agreement so long as Marriott is not in default under the Submanagement Agreement and Manager is not in Default hereunder.

                  B. In the event that the Subordination Agreement contains provisions requiring Manager (upon a default under the Mortgage, or upon various other stipulated conditions) to pay certain amounts which are otherwise due to Lessee under this Agreement to the Mortgagee or its designee (rather than to Lessee), Lessee hereby gives its consent to such provisions, which consent shall be deemed to be irrevocable until the entire debt secured by the Mortgage has been discharged.

                  C. Prior to any encumbrance of the Hotel or the Site after the Take-Over Date with any Mortgage, Lessee shall and shall be obligated to exercise its rights under the Lease to cause Owner to obtain from the proposed Mortgagee an executed, recordable Subordination Agreement. Lessee and Manager agree to execute such Subordination Agreement for the benefit of such proposed Mortgagee. If Owner or Lessee encumbers the Hotel or the Site with a Mortgage after the Take-Over Date without first obtaining such a Subordination Agreement from the Mortgagee: (i) it shall be a Default of Lessee under this Agreement, entitling Manager to all of the remedies set forth in Article IX; and (ii) in addition, Manager shall thereafter have a continuing right to terminate this Agreement upon sixty (60) days' prior written notice to Lessee.

                  D. Notwithstanding the subordination of this Agreement which is described in Section 8.03.A.1 (or any subsequent subordination to any other Mortgage), if, in connection with the exercise by any Mortgagee of its remedies under any Mortgage, there is a material adverse impact upon the operation of the Hotel by Manager or Marriott in accordance with the System Standards (such as, for example, the imposition of restrictions upon expenditures from the FF&E Reserve by Manager or Marriott, where such restrictions are not set forth in this Agreement), the foregoing shall be deemed to be an Event of Default by Lessee entitling Manager to all of the remedies set forth in Article IX.

         8.04     No Covenants, Conditions or Restrictions

                  A. Lessee covenants that it will not and that it will exercise its rights under the Lease to cause Owner to not (unless Manager has given its prior written consent thereto) enter into any covenants, conditions or restrictions, including reciprocal easement agreements or cost-sharing arrangements (collectively referred to as "CC&R's") affecting the Site or the Hotel (i) which would prohibit or limit in any material respect Manager or Marriott from operating the Hotel in accordance with the System Standards, including related amenities proposed for the Hotel pursuant to the Five Year Plan; (ii) which would allow the Hotel facilities (for example, parking spaces) to be used by persons other than guests, invitees or employees of the Hotel;
(iii) which would allow the Hotel facilities to be used for specified charges or rates which have not been approved by Manager; or (iv) which would subject the Hotel to exclusive arrangements regarding food and beverage operation or retail merchandise. To Lessee's knowledge, any existing CC&R's affecting the Site or the Hotel are effected in instruments which have been provided by Owner or Lessee to Manager.

                  B. Unless otherwise agreed by both Lessee and Manager, all financial obligations imposed on Owner or Lessee or on the Hotel pursuant to any CC&R's shall be paid by Lessee (or Lessee shall cause to be paid by Owner) from its own funds, and not from Gross Revenues or from the FF&E Reserve. Manager's consent to any such CC&R's shall be conditioned (among other things) on satisfactory evidence that: (i) the CC&R in question provides a reasonable and cost-effective benefit to the operation of the Hotel; (ii) the costs incurred (including administrative expenses) pursuant to such CC&R will be both reasonable and allocated to the Hotel on a reasonable basis; and (iii) no capital expenditures incurred pursuant to said CC&R will be paid as a Deduction (but rather, such capital expenditures will be paid separately by Owner or Lessee).

         8.05     Liens; Credit

         Manager and Lessee shall use commercially reasonable efforts, Manager shall exercise its rights under the Submanagement Agreement to cause Marriott to use commercially reasonable efforts and Lessee shall exercise its rights under the Lease to cause Owner to use commercially reasonable efforts to prevent any liens from being filed against the Hotel which arise from any maintenance, repairs, alterations, improvements, renewals or replacements in or to the Hotel. Manager and Lessee shall cooperate fully, Manager shall exercise its rights under the Submanagement Agreement to cause Marriott to cooperate fully, and Lessee shall exercise its rights under the Lease to cause Owner to cooperate fully, as applicable) in obtaining the release of any such liens, and the cost thereof, if the lien was not occasioned by the fault of either party, shall be treated the same as the cost of the matter to which it relates. If the lien arises as a result of the fault of either party, then the party at fault shall bear the cost of obtaining the lien release. In no event shall either party borrow money in the name of or pledge the credit of the other.

         8.06     Amendments Requested by Mortgagee

                  A. If requested by any Mortgagee or prospective Mortgagee, Manager agrees to execute and deliver any amendment of this Agreement and shall exercise its rights under the Submanagement Agreement to cause Marriott to execute and deliver any amendment of the Submanagement Agreement that is reasonably required by such Mortgagee or prospective Mortgagee, provided that Manager shall be under no obligation to amend this Agreement and shall be under no obligation to cause Marriott to amend the Submanagement Agreement if the result of any such amendment would be: (i) to reduce, defer or delay the amount of any payment to be made to Manager hereunder (or to Marriott under the Submanagement Agreement); (ii) to materially and adversely increase Manager's obligations or affect Manager's rights under this Agreement; (iii) to change the Term of this Agreement or of the Submanagement Agreement; (iv) to cause the Hotel to be operated other than pursuant to the System Standards and other provisions hereof; or (v) to amend Section 5.02 or Section 5.03 hereunder or under the Submanagement Agreement. Any such amendment shall be in effect only for the period of time in which such Mortgage is outstanding.

                  B. Notwithstanding the provisions of Section 8.06.A, if a Mortgagee or prospective Mortgagee requests that Manager enter into an amendment of this Agreement and/or Marriott enter into an amendment of the Submanagement Agreement which would impose additional duties (for example, an increase in the reporting requirements or in the record-keeping requirements, or adding the obligation to prepare parallel accounting statements using a different fiscal year) on Manager or Marriott, as applicable, or would otherwise adversely affect Manager's rights under this Agreement or Marriott's rights under the Submanagement Agreement, but not to the degree of materiality which would be prohibited under Section 8.06.A, and with respect to which Manager and/or Marriott believe, in their respective good faith judgment, that they can be adequately compensated, Manager hereby agrees that it will execute and deliver such requested amendment of this Agreement and shall exercise its rights under the Submanagement Agreement to cause Marriott to execute and deliver such requested amendment of the Submanagement Agreement, provided that Lessee agrees to compensate Manager and to allow Manager to compensate Marriott under the Submanagement Agreement for the additional burden imposed by any such amendment. It is understood that the word "burden", as used in the preceding sentence, shall encompass not only additional work to be performed by Manager, but also the adverse effect on the achievement of the Performance Termination Threshold which would be caused by requiring increased services to be provided to the Hotel by third parties and by paying from Gross Revenues any other expenses incurred by Manager and/or Marriott in meeting such additional obligations. Any dispute as to the additional compensation to which Manager is entitled pursuant to this Section 8.06.B. shall be resolved by arbitration pursuant to Section 11.21.

                                   ARTICLE IX

                                    DEFAULTS

         9.01     Events of Default

         Each of the following shall constitute a "Default" under this Agreement.

                  A. The filing of a voluntary petition in bankruptcy or insolvency or a petition for reorganization under any bankruptcy law by either party, or the admission by either party that it is unable to pay its debts as they become due. Upon the occurrence of any Default by either party (referred to as the "defaulting party") as described under this subsection A, said Default shall be deemed an "Event of Default" under this Agreement.

                  B. The consent to an involuntary petition in bankruptcy or the failure to vacate, within ninety (90) days from the date of entry thereof, any order approving an involuntary petition by either party. Upon the occurrence of any Default by either party as described under this subsection B, said Default shall be deemed an "Event of Default" under this Agreement.

                  C. The entering of an order, judgment or decree by any court of competent jurisdiction, on the application of a creditor, adjudicating either party as bankrupt or insolvent or approving a petition seeking reorganization or appointing a receiver, trustee, or liquidator of all or a substantial part of such party's assets, and such order, judgment or decree's continuing unstayed and in effect for an aggregate of sixty (60) days (whether or not consecutive). Upon the occurrence of any Default by either party as described under this subsection C, said Default shall be deemed an "Event of Default" under this Agreement.

                  D. The failure of either party to make (or in the case of Lessee, the failure of Lessee to cause Owner to make) any payment required to be made in accordance with the terms of this Agreement. Upon the occurrence of any Default by either party as described under this subsection D, said Default shall be deemed an "Event of Default" under this Agreement if the defaulting party fails to cure such Default within ten (10) business days after receipt of written notice from the non-defaulting party demanding such cure.

                  E. The failure of either party to perform, keep or fulfill any of the other covenants, undertakings, obligations or conditions set forth in this Agreement, and the continuance of such default for a period of thirty (30) days after the defaulting party's receipt of written notice from the non-defaulting party of said failure. Upon the occurrence of any Default by either party as described under this subsection E, said Default shall be deemed an "Event of Default" under this Agreement if the defaulting party fails to cure the Default within thirty (30) days after receipt of written notice from the non-defaulting party demanding such cure, or, if the Default is such that it cannot reasonably be cured within said thirty (30) day period of time, if the defaulting party fails to commence the cure of such Default within said thirty (30) day period of time or thereafter fails to diligently pursue such efforts to completion.

         9.02     Remedies

         Upon the occurrence of an Event of Default, the non-defaulting party shall have the right to pursue any one or more of the following courses of action: (1) if the Event of Default has a material adverse impact on the non-defaulting party, to terminate this Agreement by written notice to the defaulting party, which termination shall be effective as of the effective date which is set forth in said notice, provided that said effective date shall be at least thirty (30) days after the date of said notice and further provided that, if the defaulting party is Manager, the foregoing period of thirty (30) days shall be extended to seventy-five (75) days (or such longer period of time as may be necessary under Legal Requirements pertaining to termination of employment); (2) to institute forthwith any and all proceedings permitted by law or equity including, without limitation, actions for specific performance and/or damages; and/or (3) to avail itself of the remedies described in Section 9.03.

         9.03     Additional Remedies

                  A. Upon the occurrence of a Default by either party under the provisions of Section 9.01.D, the amount owed to the non-defaulting party shall accrue interest, at an annual rate equal to the Prime Rate plus three (3) percentage points, from and after the date on which the Default occurred.

                  B. Upon the occurrence of an Event of Default by Lessee under the provisions of Section 9.01.D, Manager shall have the right (without affecting Manager's other remedies under this Agreement) to withdraw the amount (plus accrued interest as described in 9.03.A above) owed to Manager by Lessee from distributions otherwise payable to Lessee pursuant to Sections 3.01 and
4.01 of this Agreement.

                  C. Manager and/or any Affiliate shall be entitled, in case of any breach of the covenants of Sections 11.11.E, F, or G or of Section 11.12 by Lessee or others claiming through it, to injunctive relief and to any other right or remedy available at law.

                  D. The remedies granted under Sections 9.02 and 9.03 shall not be in substitution for, but shall be in addition, to, any and all rights and remedies available to the non-defaulting party (including, without limitation, injunctive relief and damages) by reason of applicable provisions of law or equity and shall survive Termination.

         9.04     Default under Owner's Agreement

         In the event of a Default by Owner or Lessee under the Owner's Agreement, Manager shall be entitled to terminate this Agreement, provided that such Termination shall not be an exclusive remedy and Manager shall be entitled to pursue any remedies it may have under the Owner's Agreement or under this Agreement against Lessee. Notwithstanding the foregoing, Manager shall be entitled to terminate this Agreement pursuant to this section 9.04 only if Marriott has terminated the Submanagement Agreement.

                                    ARTICLE X

                               ASSIGNMENT AND SALE

         10.01    Assignment

                  A. Manager shall not directly or indirectly assign or transfer its interest in this Agreement without the prior written consent of Lessee; provided, however, that Manager shall have the right, without Lessee's consent, to (1) assign its interest in this Agreement to any Affiliate (provided such Affiliate has the right to use the Marriott Trade Names and Marriott Trademark, and otherwise is of sufficient financial capacity to perform Manager's duties hereunder), (2) pursuant to the Submanagement Agreement allow Marriott to lease shops or grant concessions at the Hotel so long as the terms of any such leases or concessions do not exceed the Term of the Submanagement Agreement, and (3) assign its interest in this Agreement to any entity into or with which Manager is merged or consolidated or to which all or substantially all of the assets of Manager are sold.

                  B. Lessee shall not assign or transfer its interest in this Agreement without the prior written consent of Manager; provided, however, that Lessee shall have the right, without such consent, to (1) cause this Agreement to be conditionally assigned as security for a Mortgage of the Hotel in accordance with this Agreement, (2) assign its interest in this Agreement to any entity into or with which Lessee is merged or consolidated or to which all or substantially all of the assets of Lessee are sold, and (4) assign its interest in this Agreement pursuant to or as a result of a Sale of the Hotel which complies with the provisions of the Settlement Agreement.

                  C. In the event either party consents to an assignment of this Agreement by the other, no further assignment shall be made without the express consent in writing of such party, unless such assignment may otherwise be made without such consent pursuant to the terms of this Agreement. An assignment by either Lessee or Manager of its interest in this Agreement shall not relieve Lessee or Manager, as the case may be, from its respective obligations under this Agreement, and shall inure to the benefit of, and be binding upon, its respective successors, heirs, legal representatives, or assigns.

                  D. Manager shall have the right to terminate this Agreement, on thirty (30) days' written notice, if title to or possession of the Hotel is transferred by judicial or administrative process (including, without limitation, a foreclosure, or a sale pursuant to an order of a bankruptcy court, or a sale by a court-appointed receiver) to an individual or entity which would not qualify as a permitted transferee under the Settlement Agreement, regardless of whether or not such transfer is the voluntary action of Owner or Lessee (or successor owner of the Hotel or leasehold interest therein) or whether (under applicable law) Owner or Lessee (or successor owner of the Hotel or leasehold interest therein) is in fact the transferor.

         10.02    Sale of the Hotel.

                  With respect to the Owner designated in the Recitals hereof, and Lessee, the respective rights and obligations of the parties hereto relating to a Sale of the Hotel are set forth in the Settlement Agreement.

         10.03    Change in Control of Manger.

                  Lessee shall have the right to terminate this Agreement on thirty (30) days' written notice if at any time there is an "adverse change in control" in Manager. The term "adverse change in control" shall mean the assignment, transfer or other disposition, for value or otherwise, voluntary or involuntary, in a single transaction or a series of transactions, of the direct or indirect controlling interest in the Manager to a Person which is engaged in the business of operating, franchising or managing (as distinguished from merely owning or financing) its own hotel brand or its own lodging system in competition with Lessee or Marriott. The phrase "controlling interest" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of Manager.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.01    Right to Make Agreement

         Each party warrants, with respect to itself, that neither the execution of the Agreement nor the finalization of the transactions contemplated hereby shall violate any provision of law or judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound; or require any consent, vote or approval which has not been taken, or at the time of the transaction involved shall not have been given or taken. Each party covenants that it has and will continue to have throughout the term of the Agreement and any extensions thereof, the full right to enter into the Agreement and perform its obligations hereunder.

         11.02    Consents and Cooperation

         Wherever in the Agreement the consent or approval of Lessee or Manager is required, such consent or approval shall not be unreasonably withheld, delayed or conditioned, shall be in writing and shall be executed by a duly authorized officer or agent of the party granting such consent or approval subject, however, to the provisions of the Owner's Agreement. If either Lessee or Manager fails to respond within thirty (30) days to a request by the other party for a consent or approval, such consent or approval shall be deemed to have been given (except as otherwise provided in this Agreement). Additionally, Lessee shall execute such leases, subleases, licenses, concessions, equipment leases, service contracts and other agreements negotiated in good faith by Manager and pertaining to the Hotel that, in Manager's reasonable judgment, should be made in the name of the lessee of the Hotel.

         11.03    Relationship

         In the performance of this Agreement, Manager shall act solely as an independent contractor. Neither this Agreement nor any agreements, instruments, documents, or transactions contemplated hereby shall in any respect be interpreted, deemed or construed as making Manager a partner, joint venturer with, or agent of, Owner or Lessee. Lessee and Manager agree that neither party will make any contrary assertion, claim or counterclaim in any action, suit, arbitration or other legal proceedings involving Owner or Lessee and Manager.

         11.04    Applicable Law

         The Agreement shall be construed under and shall be governed by the laws of the state in which the Hotel is located.

         11.05    [Intentionally Omitted]

         11.06    Headings

         Headings of articles and sections are inserted only for convenience and are in no way to be construed as a limitation on the scope of the particular articles or sections to which they refer.

         11.07    Notices

         Notices, statements and other communications to be given under the terms of the Agreement shall be in writing and delivered by hand against receipt or sent by certified or registered mail, postage prepaid, return receipt requested or by nationally utilized overnight delivery service, addressed to the parties as follows:

                  To Manager:

                  IHC II, LLC
                  ---------------------------

                  ---------------------------

                  FAX: ______________________


                  with copy to              :

                  ---------------------------

                  ---------------------------

                  ---------------------------

                  FAX: ______________________


                  To Lessee:

                  ---------------------------

                  ---------------------------

                  ---------------------------

                  FAX: ______________________


or at such other address as is from time to time designated by the party receiving the notice. Any such notice that is mailed in accordance herewith shall be deemed received when delivery is received or refused, as the case may be. Additionally, notices may be given by telephone facsimile transmission, provided that an original copy of said transmission shall be delivered to the addressee by nationally utilized overnight delivery service by no later than the second business day following such transmission. Telephone facsimiles shall be deemed delivered on the date of such transmission. Manager agrees to provide to Lessee a copy of any notice received by Manager from Marriott pursuant to the Submanagement Agreement.

         11.08    Environmental Matters

                  A. Lessee hereby represents and warrants to Manager that, to the best of its knowledge except as set forth in any environmental assessment reports provided by Owner or Lessee to Manager, as of the Effective Date, there are no Hazardous Materials on any portion of the Site or the Hotel, nor have any Hazardous Materials been released or discharged on any portion of the Site or the Hotel. In addition, Lessee hereby represents and warrants that it has previously delivered or has caused Owner to have delivered to Manager copies of all reports concerning environmental conditions which have been received by Lessee or any of its Affiliates. Prior to the Take-Over Date, Manager shall have the right to terminate this Agreement, at its option, if Hazardous Materials are found on the Site and/or the Hotel in quantities sufficient to create a danger (in Manager's good-faith judgment) of possible adverse legal consequences to Manager if it were to assume operation of the Hotel, but only if Marriott has terminated the Submanagement Agreement pursuant to a comparable provision of the Submanagement Agreement.

                  B. In the event of the discovery of Hazardous Materials (as defined below) on any portion of the Site or in the Hotel during the Term of this Agreement, Lessee shall (except as otherwise set forth to the contrary in Section 11.08.C) or shall exercise its rights under the Lease to cause Owner to promptly remove such Hazardous Materials, together with all contaminated soil and containers, and shall otherwise remedy the problem in accordance with (1) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended; (2) the regulations promulgated thereunder, from time to time; (3) all federal, state and local laws, rules and regulations (now or hereafter in effect) dealing with the use, generation, treatment, storage, disposal or abatement of Hazardous Materials; and (4) the regulations promulgated thereunder, from time to time (collectively referred to as "Environmental Laws"). Lessee shall (except as otherwise set forth to the contrary in Section 11.08.C) and shall exercise its rights under the Lease to cause Owner to indemnify, defend and hold Manager harmless from and against all loss, costs, liability and damage (including, without limitation, engineers' and attorneys' fees and expenses, and the cost of litigation) arising from the presence of Hazardous Materials on the Site or in the Hotel; and this obligation of Lessee shall survive Termination of this Agreement. "Hazardous Materials" shall mean and include any substance or material containing one or more of any of the following: "hazardous material", "hazardous waste", "hazardous substance", "regulated substance", "petroleum", "pollutant", "contaminant", "polychlorinated biphenyls", "lead or lead-based paint" or "asbestos" as such terms are defined in any applicable Environmental Law in such concentration(s) or amount(s) as may impose clean-up, removal, monitoring or other responsibility under the Environmental Laws, as the same may be amended from time to time, or which may present a significant risk of harm to guests, invitees or employees of the Hotel.

                  C. In the event that Hazardous Materials are released on any portion of the Site or in the Hotel during the Term of this Agreement as a result of the actions of Manager's or Marriott's employees, then Manager shall or shall cause Marriott to promptly remove such Hazardous Materials, together with all contaminated soil and containers, and shall otherwise remedy the problem in accordance with all Environmental Laws. All costs and expenses of the removal by Manager or Marriott (pursuant to this Section 11.08.C) of Hazardous Materials, and of the aforesaid compliance with Environmental Laws shall (to the extent such costs exceed Ten Thousand Dollars ($10,000), as adjusted by the GDP Deflator, with respect to any given incident or related series of incidents in which such a release occurred) be paid from Manager's or Marriott's own funds and not as a Deduction, and Manager shall and shall cause Marriott to indemnify, defend and hold Owner, Lessee and any Mortgagee harmless from and against all loss, costs, liability and damage (including, without limitation, engineers' and attorneys' fees and expenses, and the cost of litigation) arising from the actions described in this
Section 11.08.C. In the event that the costs and expenses of said removal by Manager and/or Marriott, and of the aforesaid compliance, are less than Ten Thousand Dollars ($10,000), as adjusted by the GDP Deflator, with respect to any such incident, said costs and expenses shall be paid from Gross Revenues as a Deduction, and the foregoing indemnity by Manager and Marriott shall not apply. Manager and Marriott shall be able to retain in the Hotel reasonable quantities of cleansers, solvents and other materials used in the ordinary course of hotel operations, notwithstanding that such materials may contain or be Hazardous Materials, provided that Manager complies and causes Marriott to comply with all Environmental Laws with regard to the storage, use and disposal thereof.

                  D. Except as otherwise set forth to the contrary in Section 11.08.C, all costs and expenses of the aforesaid removal of Hazardous Materials from the Site or the Hotel, and of the aforesaid compliance with all Environmental Laws, and any amounts paid to Manager pursuant to the indemnity set forth in Section 11.08.B, shall be paid by Lessee from its own funds, not as a Deduction nor from the FF&E Reserve, and shall be treated as an expenditure by Lessee pursuant to Section 5.03.

         11.09    Confidentiality

                  A. The parties hereto agree that the matters set forth in this Agreement and all statements, reports, projections, and other information relating to the operation of the Hotel are strictly confidential and each party will make every effort to ensure (including, in the case of Lessee, exercising its rights under the Lease) that the information is not disclosed to any outside person or entities (including the press) without the prior written consent of the other party except as may be required by law and as may be reasonably necessary to obtain licenses, permits, and other public approvals necessary for the refurbishment or operation of the Hotel, or in connection with Owner's or Lessee's financing of the Hotel, a Sale of the Hotel, or a sale of a controlling interest in Owner, Lessee or Manager (except any financing or sale involving a private or public offering of securities).

                  B. Lessee shall not include and shall exercise its rights under the Lease to cause Owner not to include any reference to Manager or to any Affiliate of Manager in any prospectus, private placement memorandum, offering circular or offering documentation related thereto (collectively referred to as the "Lessee Prospectus"), issued by Owner or Lessee or by one of their respective Affiliates or by one or more Mortgagees, which is designated to interest potential investors in debt or equity securities related to the Hotel, unless Manager has previously received a copy of all such references. However, regardless of whether Manager does or does not so receive a copy of all such references, neither Manager nor any Affiliate of Manager will be deemed a sponsor of the offering described in the Lessee Prospectus, nor will it have any responsibility for the Lessee Prospectus. Unless Marriott agrees in advance, the Lessee Prospectus will not include any Marriott Trade Names or Marriott Trademarks. Lessee shall indemnify, defend and hold Manager harmless from and against all loss, costs, liability and damage (including attorneys' fees and expenses, and the cost of litigation) arising out of any Lessee Prospectus or the offering described therein; and this obligation of Lessee shall survive Termination of this Agreement.

                  C. No reference to Owner or Lessee or to any Affiliate of any of them will be made in any prospectus, private placement memorandum, offering circular or offering documentation related thereto (collectively referred to as the "Manager Prospectus"), issued by Manager, one of Manager's Affiliates, Marriott, or one of Marriott's Affiliates, which is designated to interest potential investors in debt or equity securities, unless Owner or Lessee, as applicable, has previously received a copy of all such references. However, regardless of whether Owner or Lessee does or does not so receive a copy of all such references, neither Owner, Lessee nor any Affiliate of any of them will be deemed a sponsor of the offering described in the Manager Prospectus, nor will it have any responsibility for the Manager Prospectus. Unless Owner or Lessee, as applicable, agrees in advance, the Manager Prospectus will not include any Trade Names or Trademarks of Owner or Lessee. Manager shall, and shall cause Marriott to, as applicable indemnify, defend and hold Owner and Lessee harmless from and against all loss, costs, liability and damage (including attorneys' fees and expenses, and the cost of litigation) arising out of any Manager Prospectus or the offering described therein; and this obligation of Manager and Marriott, as applicable shall survive Termination of this Agreement.

         11.10    Projections

         Lessee acknowledges that any written or oral projections, proformas, or other similar information that has been (prior to execution of this Agreement) or will (during the Term of this Agreement) be provided by Manager or Marriott (or any Affiliate of either) to Lessee is for information purposes only, and that Manager, Marriott, and any such Affiliate do not guarantee that the Hotel will achieve the results set forth in any such projections, proformas, or other similar information. Any such projections, proformas, or other similar information are based on assumptions and estimates. Unanticipated events may occur subsequent to the date of preparation of such projections, proformas, and other similar information. Therefore, the actual results achieved by the Hotel are likely to vary from the estimates contained in any such projections, proformas, or other similar information and such variations might be material.

         11.11    Actions to be Taken Upon Termination

         Upon a Termination of this Agreement, the following shall be applicable:

                  A. Manager shall, within ninety (90) days after Termination of this Agreement, prepare and deliver to Lessee a final accounting statement with respect to the Hotel, as more particularly described in Section 4.02 hereof, along with a statement of any sums due from Lessee to Manager pursuant hereto, dated as of the date of Termination. Within thirty (30) days of the receipt by Lessee of such final accounting statement, the parties will make whatever cash adjustments are necessary pursuant to such final statement. The cost of preparing such final accounting statement shall be a Deduction, unless the Termination occurs as a result of a Default by either party, in which case the defaulting party shall pay such cost. Manager and Lessee acknowledge that there may be certain adjustments for which the information will not be available at the time of the final accounting and the parties agree to readjust such amounts and make the necessary cash adjustments when such information becomes available; provided, however, that all accounts shall be deemed final as of the first (1st) anniversary of the effective date of Termination.

                  B. Manager shall, and shall cause Marriott to, release and transfer to Lessee (i) any of Lessee's funds which are held or controlled by Manager or Marriott with respect to the Hotel with the exception of funds to be held in escrow pursuant to Sections 6.01.F and 11.11.H and otherwise in accordance herewith and (ii) to the extent not previously provided to Lessee, the guest history of the Hotel, (including names, addresses and other information with respect to Hotel guests, but not information as to national or regional accounts of Manager, Marriott or their Affiliates other than names, addresses and other information of guests which stayed at the Hotel pursuant to such accounts.

                  C. Manager shall, and shall cause Marriott to, make available to Lessee such books and records respecting the Hotel (including those from prior years, subject to Manager's or Marriott's, as applicable, reasonable records retention policies) as will be needed by Lessee to prepare the accounting statements, in accordance with the Uniform System of Accounts, for the Hotel for the year in which the Termination occurs and for any subsequent year.

                  D. Manager shall, and shall cause Marriott to, (to the extent permitted by law) assign to Lessee or to the new Manager all operating licenses and permits for the Hotel which have been issued in Manager's or Marriott's name (including liquor and restaurant licenses, if any); provided that if Manager has expended any of its own funds in the acquisition of any of such licenses or permits, Lessee shall reimburse Manager therefor if it has not done so already.

                  E. Lessee acknowledges that pursuant to the Submanagement Agreement Marriott shall have the option, to be exercised within thirty (30) days after Termination, to purchase, at their then fair market value, any items of the Hotel's Inventories and Fixed Asset Supplies as may be marked with any Marriott Trade Name or any Marriott Trademark. In the event Marriott does not exercise such option, Lessee agrees that any such items which are not so purchased shall be used exclusively in connection with the Hotel until they are consumed.

                  F. Manager shall cause Marriott to agree that Lessee shall have the right to operate the improvements on the Site without modifying the architectural design of same, notwithstanding the fact that such design or certain features thereof may be proprietary to Marriott and/or protected by trade marks or service marks held by Marriott or an Affiliate, provided that such use shall be confined to the Site.

                  G. All Software used at the Hotel which is owned by any of the Marriott Companies (or any Affiliates thereof) or the licensor of any of them is proprietary to such Marriott Company (or such Affiliate) or the licensor of any of them, and shall in all events remain the exclusive property of such Marriott Company (or such Affiliate) or the licensor of any of them, as the case may be, and nothing contained in this Agreement shall confer on Owner or Lessee the right to use any of such Software. Marriott shall have the right to remove from the Hotel without compensation to Owner or Lessee any Software (including upgrades and replacements), including, without limitation, Software in general use throughout the Marriott System, which is owned by any of the Marriott Companies (or any Affiliates thereof) or the licensor of any of them. Furthermore, upon Termination, notwithstanding Section 5.04 hereof, Marriott shall be entitled to remove from the Hotel any computer equipment which is: (i) owned by Marriott (without reimbursement to Owner or Lessee); or (ii) owned by Manager, Owner or Lessee, but utilized as part of a Marriott centralized reservation or property management system (with reimbursement to Manager, Owner or Lessee, as applicable, of all previous expenditures made by Manager, Owner or Lessee (or Marriott) with respect to such equipment, subject to a reasonable allowance for depreciation).

                  H. A reserve fund shall be established from Gross Revenues to reimburse Manager or, as long as Marriott is managing the Hotel pursuant to the Submanagement Agreement, Marriott, for all costs and expenses incurred by Manager or Marriott in terminating its employees at the Hotel, such as reasonable severance pay, unemployment compensation, employment relocation (however, Manager shall be responsible, and Manager shall cause Marriott to be responsible, for relocation costs of any executive committee member relocating to another hotel managed by Manager or its Affiliates (or by Marriott or its Affiliates), arising from a Termination elected by Manager or Marriott, as applicable, and in no event shall Manager, or Marriott, be reimbursed for the cost of relocating any hourly (as opposed to salaried managerial) employees of the Hotel), and other employee liability costs arising out of the termination of employment of Manager's, or Marriott's, employees at the Hotel. Manager agrees and shall cause Marriott to agree to use its reasonable efforts to mitigate such costs and expenses. If Gross Revenues are insufficient to meet the requirements of such reserve fund, then Lessee shall deliver to Manager, within ten (10) days after receipt of Manager's written request therefor, the sums necessary to establish such reserve fund; and if Lessee fails to timely deliver such sums to Manager, Manager shall have the right or shall give Marriott the right (without affecting Manager's other remedies under this Agreement or Marriott's other remedies under the Submanagement Agreement) to withdraw the amount of such expenses from the Operating Accounts or any other funds of Lessee held by or under the control of Manager or Marriott other than the FF&E Reserve. Notwithstanding the foregoing, Lessee, Owner and any successor manager shall have the right to interview and continue the employment of any of Manager's or Marriott's employees at the Hotel; provided, however, that Lessee, Owner or such successor manager shall have the right to interview and continue the employment of members of the Hotel Executive Committee only if such persons will be terminated by Manager or Marriott, as applicable. If this Agreement is terminated by reason of Default of Manager hereunder by reason of a default by Marriott under the Submanagement Agreement, then no such reserve fund shall be established and Manager or Marriott, as applicable shall pay from its own funds all costs and expenses incurred by Manager or Marriott in terminating its employees at the Hotel.

                  I. Lessee shall cause the entity which shall succeed Manager as the operator of the Hotel to hire a sufficient number of the employees at the Hotel to avoid the occurrence, in connection with such Termination, of a "closing" under the WARN Act.

                  J. Various other actions shall be taken, as described in this Agreement, including, but not limited to, the actions described in Sections 4.06 and 6.01.F.

                  K. In the event of a Termination pursuant to Section 2.02,
Section 11.22, ordinary expiration of the Term or as a result of an Event of Default by Manager, then (i) Manager shall not transfer and shall exercise its rights under the Submanagement Agreement to cause Marriott not to transfer any then existing bookings of rooms or functions at the Hotel to any other hotel of Manager, Marriott or any Affiliate thereof or otherwise cancel any such bookings; however, as set forth in the Submanagement Agreement Marriott, acting in good faith, shall not be prohibited from responding affirmatively to inquiries or requests by individuals or groups desiring to transfer bookings of rooms or functions at the Hotel to any other hotel of Marriott or its affiliates, and (ii) Manager shall act reasonably and in good faith and shall exercise its rights under the Submanagement Agreement to cause Marriott to act reasonably and in good faith to allow a transition of management and operations, including, without limitation, by allowing representatives of Manager and/or any replacement submanager to market the Hotel to potential guests for a period of 120 days (or such lesser period of time between the applicable notice of Termination and actual Termination); provided, however, that in accordance with the Submanagement Agreement such participation by Manager or a replacement submanager shall not (x) unreasonably interfere with Marriott's operation of the Hotel and (y) Marriott shall have the right to take such measures they reasonably deems appropriate to protect its proprietary information with respect to the Marriott System and its national and regional accounts. In participating in any marketing of the Hotel during a transition period as set forth above, Manager will represent the interests of Lessee and Owner to the best of its ability.

                  L. Manager shall peacefully vacate and surrender the Hotel to Lessee.

         The provisions of this Section 11.11 shall survive Termination.

         11.12    Trademarks, Trade Names and Intellectual Property

                  A. All Marriott Trade Names and Marriott Trademarks shall in all events remain the exclusive property of Marriott (or one of its Affiliates), and nothing contained in this Agreement shall confer on Owner or Lessee the right to use any of the Marriott Trade Names or Marriott Trademarks otherwise than in strict accordance with the terms of this Agreement. Except as provided in Section 11.11.E, upon Termination, any use of or right to use any of the Marriott Trade Names or Marriott Trademarks by Owner or Lessee shall cease forthwith, and Lessee (i) shall immediately, as of the date of such Termination, place coverings over any signs or similar identification which contain any of said Marriott Trade Names or Marriott Trademarks, or shall otherwise render such signs or other similar identification not visible to the public; and (ii) shall remove any such signs or similar identification from the Hotel by no later than ten (10) days after the date of Termination. If Lessee has not removed such signs or similar items within ten (10) days after Termination, Manager shall have the right to do so (or to allow Marriott to do so pursuant to the Submanagement Agreement) at Lessee's expense; and if Lessee fails to reimburse Manager for such expense within ten (10) days after receipt of written notice thereof from Manager to Lessee, then Manager shall have the right (without affecting Manager's other remedies under this Agreement) to withdraw (or allow Marriott to withdraw pursuant to the Submanagement Agreement) the amount of such expenses from the Operating Accounts or any other funds of Lessee held by or under the control of Manager other than the FF&E Reserve. For purposes of this
Section 11.12, the term "Marriott Trademarks" shall include, without limitation, all Trademarks and Trade Names used in conjunction with the Hotel, including but not limited to restaurant names, lounge names, etc. (other than Trademarks and Trade Names of third party tenants, licensees or concessionaires at the Hotel), whether or not the marks contain the "Marriott" name. The right to use or authorize others to use Marriott Trade Names or Marriott Trademarks belongs exclusively to Marriott and/or its Affiliates, whether or not the same are registered and regardless of the source of the same. The provisions of this
Section 11.12 shall survive Termination. Notwithstanding Section 1.02.A, if the name of the Marriott System is changed, Manager will change or will cause Marriott to change the name of the Hotel to conform thereto.

                  B. All Intellectual Property shall at all times be proprietary to Marriott or its Affiliates, and shall be the exclusive property of Marriott or its Affiliates. During the Term of this Agreement, Manager shall be entitled to take all reasonable steps to ensure that the Intellectual Property remains confidential and is not disclosed to anyone other than

Manager's employees at the Hotel. Upon Termination, all Intellectual Property shall be removed from the Hotel by Manager or Marriott, without compensation to Owner or Lessee, subject to the provisions of Section 11.11.G regarding Software.

                  C. Manager and/or its Affiliates shall be entitled, in case of any breach by Lessee of any of the covenants of this Section 11.12, to injunctive relief and to any other right or remedy available at law. Section
11.12 shall survive Termination.

         11.13    [Intentionally Omitted]

         11.14    Waiver

         The failure of either party to insist upon a strict performance of any of the terms or provisions of the Agreement, or to exercise any option, right or remedy contained in this Agreement, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by either party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such party.

         11.15    Partial Invalidity

         If any portion of the Agreement shall be declared invalid by order, decree or judgment of a court, the Agreement shall be construed as if such portion had not been so inserted except when such construction would operate as an undue hardship on Manager or Lessee or constitute a substantial deviation from the general intent and purpose of said parties as reflected in the Agreement.

         11.16    Survival

         Except as otherwise specifically provided in this Agreement, the rights and obligations of the parties herein shall not survive any Termination of this Agreement.

         11.17    [Intentionally Omitted]

         11.18    Negotiation of Agreement

         Lessee and Manager are both business entities having substantial experience with the subject matter of this Agreement, and each has fully participated in the negotiation and drafting of this Agreement. Accordingly, this Agreement shall be construed without regard to the rule that ambiguities in a document are to be construed against the draftsman. No inferences shall be drawn from the fact that the final, duly executed Agreement differs in any respect from any previous draft hereof.

         11.19    Estoppel Certificates

         Each party to this Agreement shall at any time and from time to time, upon not less than thirty (30) days' prior notice from the other party, execute, acknowledge and deliver to such other party, or to any third party specified by such other party, a statement in writing: (a) certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications); (b) stating whether or not to the best knowledge of the certifying party (i) there is a continuing Default or Event of Default by the non-certifying party in the performance or observance of any covenant, agreement or condition contained in this Agreement, or (ii) there shall have occurred any event which, with the giving of notice or passage of time or both, would become a Default or Event of Default, and, if so, specifying each such Default or Event of Default or occurrence of which the certifying party may have knowledge; and
(c) stating such other information as the non-certifying party may reasonably request. Such statement shall be binding upon the certifying party and may be relied upon by the non-certifying party and/or such third party specified by the non-certifying party as aforesaid. In addition, upon written request after a Termination, each party agrees to execute and deliver to the non- certifying party and to any such third party a statement certifying that this Agreement has been terminated.

         11.20    System Standards

         In the event of either (i) a Legal Requirement, including an order, judgment or directive by a court or administrative body which is issued in connection with any Litigation involving Owner or Lessee, or (ii) any action taken by a Mortgagee in connection with a Foreclosure, which in either case restricts or prevents Manager, in a material and adverse manner, from operating the Hotel in accordance with System Standards (including without limitation, any restrictions on expenditures by Manager from the Operating Accounts or from the FF&E Reserve, other than restrictions which are set forth in this Agreement), Manager shall be entitled, at its option, to terminate this Agreement upon sixty
(60) days' written notice to Lessee, but only if Marriott has terminated the Submanagement Agreement pursuant to the comparable provision of the Submanagement Agreement. The foregoing shall not reduce or otherwise affect the rights of the parties under either Article IX or Section 11.11.I.

         11.21    Arbitration

                  A. In the event of a dispute between Lessee and Manager with respect to any issue which is specifically described in this Agreement as a matter to be decided by arbitration, such dispute shall be determined by arbitration as provided in this Section 11.21.

                  B. Disputes shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association then pertaining. The decision of the arbitrators shall be binding, final and conclusive on the parties.

                  C. Lessee and Manager shall each appoint and pay all fees of a fit and impartial person as arbitrator who shall have had at least ten (10) years' recent professional experience in the general subject matter of the dispute. Notice of such appointment shall be sent in writing by each party to the other, and the arbitrators so appointed, in the event of their failure to agree upon the resolution of the dispute within thirty (30) days after the appointment of the second arbitrator, shall appoint a third arbitrator. If either Lessee or Manager shall fail to appoint an arbitrator, as aforesaid, for a period of twenty (20) days after written notice from the other party to make such appointment, then the arbitrator appointed by the party having made such appointment shall appoint a second arbitrator. The two arbitrators so appointed shall, in the event of their failure to agree upon resolution of the dispute within thirty (30) days thereafter, appoint a third arbitrator. If such arbitrators fail to agree upon a third arbitrator within forty-five (45) days after the appointment of the second arbitrator, then such third arbitrator shall be appointed by the American Arbitration Association from its qualified panel of arbitrators, and shall be a person having at least ten (10) years' recent professional experience as to the subject matter in question. The fees of the third arbitrator and the expenses incident to the proceedings shall be borne equally between Lessee and Manager, unless the arbitrators decide otherwise. The fees of respective counsel engaged by the parties, and the fees of expert witnesses and other witnesses called for the parties, shall be paid by the respective party engaging such counsel or calling or engaging such witnesses.

                  D. The decision of the arbitrators shall be rendered within thirty (30) days after appointment of the third arbitrator. Such decision shall be in writing and in duplicate, one counterpart thereof to be delivered to Lessee and one to Manager. A judgment of a court of competent jurisdiction may be entered upon the award of the arbitrators in accordance with the rules and statutes applicable thereto then obtaining.

         11.22    Marriott Restricted Area Right of Termination

         Manager agrees to exercise its rights under Section 11.22 of the Submanagement Agreement including, without limitation, as to any termination of the Submanagement Agreement pursuant to such Section 11.22, only as directed from time to time by Lessee.

         11.23    Entire Agreement

         The Agreement, together with any other writings signed by the parties expressly stated to be supplemental hereto and together with any instruments to be executed and delivered pursuant to the Agreement, constitutes the entire agreement between the parties and supersedes all prior understandings and writings, and may be changed only by a writing signed by the parties hereto.

         11.24    Expert Resolution Process

         If, under the applicable provisions of this Agreement, a matter is to be referred to an Expert for determination, the following provisions shall apply:

                  A. The decision of the Expert shall be final and binding on the parties and shall not be subject to challenge, whether by arbitration, in court or otherwise.

                  B. Each party shall be entitled to make written submissions to the Expert. If either party makes any submission to the Expert, such party shall also provide a copy of such submission to the other party, and the other party shall have the right to comment on such submission. The parties shall make available to the Expert all books and records relating to the issue in dispute, and shall render to the Expert any assistance requested of the parties. The costs of the Expert and of the proceedings shall be borne as directed by the Expert unless otherwise provided for herein. The Expert may direct that such costs be treated as Deductions.

                  C. The terms of engagement of the Expert shall include an obligation on the part of the Expert to:

                           1. establish a timetable for the making of
                  submissions and replies;

                           2. apply the standards applicable to first-class
                  hotels in accordance with System Standards; and

                           3. notify the parties in writing of the Expert's
                  decision within forty-five (45) days after the date on which the Expert has been selected (or within such other period as the parties may mutually agree upon and which is acceptable to the Expert).

                                   ARTICLE XII

                               DEFINITION OF TERMS

         12.01    Definition of Terms

         The following terms when used in the Agreement and the Addendum attached hereto shall have the meanings indicated:

         "Accounting Period" shall mean the four (4) week accounting periods having the same beginning and ending dates as Marriott's four (4) week accounting periods, except that an Accounting Period may occasionally contain five (5) weeks when necessary to conform Marriott's accounting system to the calendar.

         "Accounting Period Statement" shall have the meaning set forth in
Section 4.01.A.

         "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, directly or indirectly, of the power: (i) to vote more than fifty percent (50%) of the voting stock of such Person; or (ii) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting stock, by contract or otherwise.

         "Agreement" shall mean this Management Agreement between Lessee and Manager, including the exhibits attached hereto.

         "Annual Operating Statement" shall have the meaning set forth in
Section 4.01.

         "Approval" shall mean prior written approval or consent, which, unless otherwise specified herein, shall not be unreasonably withheld, conditioned or delayed.

         "Base Management Fee" shall mean the total amount payable to Manager which is set forth on Exhibit "A-1" attached hereto, which the parties hereto acknowledge is fully payable to Marriott pursuant to the Franchise Agreement and the Submanagement Agreement

         "Building Estimate" shall have the meaning ascribed to it in Section 5.03.

         "Business Plan" shall have the meaning set forth in Section 4.05.

         "Capital Expenditure" shall mean the expenses necessary for non-routine, major repairs, alterations, improvements, renewals, replacements, and additions to the Hotel including, without limitation, to the structure, the exterior facade and all of the mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation elements of the Hotel building, together with all other expenditures which are classified as "capital expenditures" under generally-accepted accounting principles.

         "Capitalization Multiple" shall mean the number ten (10).

         "Case Goods" shall mean furniture and furnishings used in the Hotel, including, without limitation: chairs, beds, chests, headboards, desks, lamps, tables, television sets, mirrors, pictures, wall decorations and similar items.

         "CC&R's" shall have the meaning ascribed to it in Section 8.04.

         "Chain Services" shall have the meaning set forth in Section 1.04.

         "Competitive Set" shall mean the five (5) most comparable hotels in the general trade area of the Hotel as defined in and determined pursuant to the Submanagement Agreement. If Manager and Marriott fail to agree on either an alternate competitive set or source with respect to the determination of the Competitive Set pursuant to the Submanagement Agreement and such matter is to be resolved by the Expert Resolution Process under the Submanagement Agreement, then Owner (pursuant to its rights under the Lease and the Owner Agreement) shall have the right to participate in such Expert Resolution Process. If, pursuant to the Submanagement Agreement, Manager receives a suggested alternative competitive set or source of data from Marriott, then Manager shall not agree on any such alternative competitive set or source, as the case may be, without the prior approval of Lessee.

         "Coverage Ratio" shall mean the number one and four-tenths (1.4).

         "Deductions" shall mean the following expenses incurred by Marriott in operating the Hotel:

                           1. the cost of sales, including, without limitation,
compensation, fringe benefits, payroll taxes, ERISA-related liabilities, pension-fund withdrawal liabilities, and other costs related to employees of Marriott (or one of its Affiliates) who are working for the benefit of the Hotel (regardless of whether such employees are located at the Hotel or elsewhere); provided that the foregoing costs shall not include the salary and other employee costs of Marriott's or any Affiliate's corporate executive staff who are located at Marriott's or such Affiliate's corporate headquarters, and that the termination-related costs of regional employees shall only apply in the case such termination was in connection with the Hotel or as a result of the termination of this Agreement;

                           2. departmental expenses incurred at departments
within the Hotel; administrative and general expenses; the cost of marketing incurred by the Hotel; advertising and business promotion incurred by the Hotel; heat, light, and power; computer line charges; and routine repairs, maintenance and minor alterations treated as Deductions under Section 5.01;

                           3. the cost of Inventories and Fixed Asset Supplies
consumed in the operation of the Hotel;

                           4. a reasonable reserve for uncollectible accounts
receivable as determined by Marriott;

                           5. all costs and fees of independent professionals or
other third parties who are retained by Marriott to perform services required or permitted under the Submanagement Agreement;

                           6. all costs and fees of technical consultants,
professionals and operational experts who are retained or employed by Marriott and Affiliates for specialized services (including, without limitation, quality assurance inspectors, personnel providing architectural, technical or procurement services for the Hotel, tax consultants, and personnel providing legal services in connection with matters directly involving the Hotel) and the cost of attendance by employees of the Hotel at training and manpower development programs designated by Marriott;

                           7. the Base Management Fee (but not including the
portion thereof consisting of the royalty or franchise fees under the Franchise Agreement);

                           8. insurance costs and expenses as provided in
Sections 6.01;

                           9. taxes, if any, payable by or assessed against
Manager related to this Agreement or against Marriott related to the Submanagement Agreement or to Manager's or Marriott's operation of the Hotel (exclusive of Manager's or Marriott's income taxes or franchise taxes);

                          10. all Impositions;

                          11. the amount of any transfers into the FF&E Reserve
required pursuant to Section 5.02;

                          12. the Hotel's pro rata share of costs and expenses
incurred in connection with marketing programs developed for the Marriott System where such expenses are not deducted as either departmental expenses under paragraph 2 above or as Chain Services under paragraph 12 below, including, without limitation, the Marriott Rewards Program;

                          13. the Hotel's pro rata share of the charges for
Chain Services;

                          14. all costs and expenses of compliance by Marriott
with applicable Legal Requirements pertaining to the operation of the Hotel;

                          15. such other costs and expenses incurred by
Marriott (either at the Hotel or elsewhere) as are specifically provided for elsewhere in the Submanagement Agreement or are otherwise reasonably necessary for the proper and efficient operation of the Hotel; and

                           16. royalty fees under the Franchise Agreement.

         The term "Deductions" shall not include: (a) debt service payments pursuant to any Mortgage on the Hotel; (b) payments pursuant to equipment leases or other forms of financing obtained for the FF&E located in or connected with the Hotel, unless Manager and Marriott have previously given their written consent to such equipment lease and/or financing; (c) rental payments pursuant to any ground lease of the Site; or (d) depreciation on the Hotel or any of its contents. All of the foregoing items listed in this paragraph shall be paid by Lessee from its own funds.

         "Default" shall have the meaning ascribed to it in Section 9.01.

         "Divestiture Date" shall have the meaning set forth in the Settlement Agreement.

         "Effective Date" shall have the meaning ascribed to it in the Preamble.

         "Environmental Laws" shall have the meaning ascribed to it in Section 11.08.

         "Event of Default" shall have the meaning ascribed to it in Section
9.01.

         "Expert" shall mean an independent nationally recognized consulting firm or individual who is qualified to resolve the issue in question, and who is appointed in each instance by agreement of the parties. Failing such agreement, each party shall select one (1) such nationally recognized consulting firm or individual, and the two (2) respective firms and/or individuals so selected shall select another such nationally recognized consulting firm or individual to be the Expert.

         "Expert Resolution Process" shall mean the process for Expert resolution described in Section 11.24 herein.

         "FF&E" shall mean furniture, furnishings, fixtures, Soft Goods, Case Goods, signage, audio-visual equipment, kitchen appliances, vehicles, carpeting and equipment, including front desk and back-of-the house computer equipment, but shall not include Fixed Asset Supplies or Software.

         "FF&E Estimate" shall have the meaning ascribed to it in Section
5.02.C.

         "FF&E Reserve" shall have the meaning ascribed to it in Section 5.02.A.

         "Fiscal Year" shall mean Marriott's Fiscal Year which, as of the Effective Date, ends at midnight on the Friday closest to December 31 in each calendar year; the new Fiscal Year begins on the Saturday immediately following said Friday. Any partial Fiscal Year between the Take-Over Date and the commencement of the first full Fiscal Year shall constitute a separate Fiscal Year. A partial Fiscal Year between the end of the last full Fiscal Year and the Termination of this Agreement shall also constitute a separate Fiscal Year. If Marriott's Fiscal Year is changed in the future, appropriate adjustment to this Agreement's reporting and accounting procedures shall be made; provided, however, that no such change or adjustment shall alter the Term of this Agreement or in any way reduce the distributions of Operating Profit or other payments due hereunder.

         "Five-Year Plan" shall mean the "FF&E Budget Approval for 1998-2002" which is attached hereto as Exhibit "B-1".

         "Fixed Asset Supplies" shall mean items included within "Property and Equipment" under the Uniform System of Accounts including, but not limited to, linen, china, glassware, tableware, uniforms, and similar items, whether used in connection with public space or Guest Rooms.

         "Food and Beverage Operation" means all of the following Hotel services, whether performed inside or outside the Hotel: (1) all restaurant, dining, bar and lounge food and beverage services; (2) all banquet, meeting, convention, event, catering, and room services food and beverage services; and
(3) any other food, beverage or related services of the Hotel.

         "Force Majeure" shall mean acts of God, acts of war, civil disturbance, governmental action (including the revocation or refusal to grant licenses or permits, where such revocation or refusal is not due to the fault of the party whose performance is to be excused for reasons of Force Majeure), strikes, lockouts, fire, unavoidable casualties or any other causes beyond the reasonable control of either party (excluding, however, (i) lack of financing, or (ii) general economic and/or market factors).

         "Foreclosure" shall mean any exercise of the remedies available to a Mortgagee, upon a default under the Mortgage held by such Mortgagee, which results in a transfer of title to or possession of the Hotel. The term "Foreclosure" shall include, without limitation, any one or more of the following events, if they occur in connection with a default under a Mortgage:
(i) a transfer by judicial foreclosure; (ii) a transfer by deed in lieu of foreclosure; (iii) the appointment by a court of a receiver to assume possession of the Hotel; (iv) a transfer of either Owner or Lessee or control of an Owner or Lessee, by exercise of a stock pledge or otherwise; (v) if title to the Hotel is held by a tenant under a ground lease, an assignment of the tenant's interest in such ground lease; or (vi) any similar judicial or non-judicial exercise of the remedies held by the Mortgagee.

         "Franchise Agreement" shall have the meaning ascribed to it in the Recitals.

         "GDP Deflator" shall mean the "Gross Domestic Product Implicit Price Deflator" issued from time to time by the United States Bureau of Economic Analysis of the Department of Commerce, or if the aforesaid GDP Deflator is not at such time so prepared and published, any comparable index selected by Lessee and reasonably satisfactory to Manager and Marriott (a "Substitute Index") then prepared and published by an agency of the Government of the United States, appropriately adjusted for changes in the manner in which such index is prepared and/or year upon which such index is based. Any dispute regarding the selection of the Substitute Index or the adjustments to be made thereto shall be settled by arbitration in accordance with Section 11.21. Except as otherwise expressly stated herein, whenever a number or amount is required to be "adjusted by the GDP Deflator", or similar terminology, such adjustment shall be equal to the percentage increase or decrease in the GDP Deflator which is issued for the month in which such adjustment is to be made (or, if the GDP Deflator for such month is not yet publicly available, the GDP Deflator for the most recent month for which the GDP Deflator is publicly available) as compared to the GDP Deflator which was issued for the month in which the Effective Date occurred.

         "Gross Food and Beverage Sales" shall mean all sales and receipts of every kind and nature, including, among other items, credit charges, charge backs and uncollectible amounts, from the Food and Beverage Operations, but shall not be deemed to include any sales, hotel, entertainment tax or similar taxes collected from patrons or guests. Gross Food and Beverage Sales shall be accounted for on an accrual basis and in accordance with the Uniform System.

         "Gross Revenues" shall mean all revenues and receipts of every kind derived from operating the Hotel and all departments and parts thereof, including, but not limited to: income (from both cash and credit transactions) from rental of Guest Rooms, telephone charges, stores, offices, exhibit or sales space of every kind; license, lease and concession fees and rentals (not including gross receipts of licensees, lessees and concessionaires); income from vending machines; income from parking; health club membership fees; food and beverage sales; wholesale and retail sales of merchandise; service charges; and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Gross Revenues shall not include the following: gratuities to employees of the Hotel; federal, state or municipal excise, sales or use taxes or any other taxes collected directly from patrons or guests or included as part of the sales price of any goods or services; proceeds from the sale of FF&E; interest received or accrued with respect to the funds in the FF&E Reserve or the other operating accounts of the Hotel; any refunds, rebates, discounts and credits of a similar nature, given, paid or returned in the course of obtaining Gross Revenues or components thereof; insurance proceeds (other than proceeds from business interruption or other loss of income insurance; condemnation proceeds (other than for a temporary taking); or any proceeds from any Sale of the Hotel or from the refinancing of any debt encumbering the Hotel.

         "Gross Room Sales" shall mean all sales and receipts of every kind and nature which accrue from the rental of Guest Rooms including, among other items, credit charges, charge backs and uncollectible amounts, but shall not be deemed to include any sales tax, value added tax, or similar taxes collected from patrons or guests. Gross Room Sales shall be accounted for on an accrual basis and in accordance with the Uniform System.

         "Guest Profile Data" shall mean personal guest profiles and information regarding guest preferences.

         "Guest Room" shall mean a separately-keyed lodging unit in the Hotel.

         "Hazardous Materials" shall have the meaning ascribed to it in Section 11.08.B.

         "Hotel" shall mean the Site together with the following: (i) the Hotel Improvements and all other improvements constructed or to be constructed on the Site pursuant to this Agreement; (ii) all FF&E, Fixed Asset Supplies and Inventories installed or located on the Site or in the Hotel Improvements; and
(iii) all easements or other appurtenant rights thereto.

         "Hotel Executive Committee" shall mean the following individuals employed by Marriott at the Hotel: general manager, resident manager, controller, director of marketing, food and beverage director, the human resources director, and the chief engineer or, or similar titled positions.

         "Hotel Improvements" shall have the meaning set forth in the Recitals.

         "Impositions" shall have the meaning set forth in Section 7.01.

         "Improvements" shall have the meaning set forth in the Recitals.

         "Initial FF&E Reserve Balance" shall mean the dollar amount set forth on Exhibit "A-1" attached hereto.

         "Institutional Lender" shall mean a foreign or domestic commercial bank, trust company, savings bank, savings and loan association, life insurance company, real estate investment trust, pension trust, pension plan or pension fund, a public or privately-held fund engaged in real estate and/or corporate lending, or any other financial institution commonly known as an institutional lender (or any Affiliate thereof) having a minimum paid up capital (or net assets in the case of a pension fund) of One Hundred Million Dollars ($100,000,000).

         "Insurance Retention" shall have the meaning ascribed to it in Section 6.01.F.

         "Intellectual Property" shall mean: (i) all Software; (ii) all manuals, brochures and directives issued by Marriott to its employees at the Hotel regarding the procedures and techniques to be used in operating the Hotel; and
(iii) customer lists and Guest Profile Data.

         "Inventories" shall mean "Inventories" as defined in the Uniform System of Accounts, such as, but not limited to, provisions in storerooms, refrigerators, pantries and kitchens; beverages in wine cellars and bars; other merchandise intended for sale; fuel; mechanical supplies; stationery; and other expensed supplies and similar items.

         "Lease" shall have the meaning ascribed to it in the Recitals.

         "Legal Requirement" shall mean any federal, state or local law, code, rule, ordinance, regulation or order of any governmental authority or agency having jurisdiction over the business or operation of the Hotel or the matters which are the subject of this Agreement, including, without limitation, the following: (i) any building, zoning or use laws, ordinances, regulations or orders; and (ii) Environmental Laws.

         "Lessee" shall have the meaning ascribed to it in the Preamble or shall mean any successor or permitted assign, as applicable.

         "Lessee Prospectus" shall have the meaning set forth in Section 11.09.

         "Litigation" shall mean: (i) any cause of action (including, without limitation, bankruptcy or other debtor/creditor proceedings) commenced in a federal, state or local court; or (ii) any claim brought before an administrative agency or body (for example, without limitation, employment discrimination claims).

         "Manager" shall have the meaning ascribed to it in the Preamble hereto or shall mean any successor or permitted assign, as applicable.

         "Manager Prospectus" shall have the meaning set forth in Section 11.09.

         "Marriott" shall mean Marriott International, Inc., a Delaware corporation.

         "Marriott Companies" shall mean Marriott and any Affiliate of Marriott.

         "Marriott System" shall mean the chain of full-service hotels in the United States which are operated by Marriott (or one of its Affiliates) under the Trade Name of "Marriott".

         "Marriott Trade Names" shall mean both the name "Marriott" (when used alone or in connection with another word or words) and any other Trade Names which contain the word "Marriott".

         "Marriott Trademark" shall mean any Trademark which is used in the operation of hotels in the Marriott System.

         "Minor Casualty" shall mean any fire or other casualty which results in damage to the Hotel and/or its contents, to the extent that the total cost (in Marriott's reasonable judgment pursuant to the Submanagement Agreement) of repairing and/or replacing of the damaged portion of the Hotel to the same condition as existed previously does not exceed the dollar amount of Two Hundred Fifty Thousand Dollars ($250,000), said dollar amount to be adjusted by the GDP Deflator.

         "Mortgage" shall mean any mortgage, deed of trust, or security document encumbering the Hotel and/or the Site or the interest of Owner or Lessee therein.

         "Mortgagee" shall mean the holder of any Mortgage.

         "Notice of Proposed Sale" shall have the meaning set forth in Section 10.02.B.

         "Operating Accounts" shall have the meaning set forth in Section
4.03.A.

         "Operating Loss" shall mean a negative Operating Profit.

         "Operating Profit" shall mean, with respect to any given period of time, the excess of Gross Revenues over Deductions (each calculated in accordance with this Agreement and the Uniform System).

         "Owner's Agreement" shall have the meaning ascribed to it in the Recitals.

         "Performance Termination Period" shall mean the twelve (12) month period consisting of the six (6) months immediately prior to and including the month in which the Take-Over Date occurs, and the six (6) months immediately thereafter.

         "Performance Termination Threshold" shall mean the average Operating Profit over the Performance Termination Period; provided, however, that for the purpose of calculating the Performance Termination Threshold, the following adjustments shall be made in calculating the average Operating Profit over the Performance Termination Period: (i) so-called one-time charges in connection with Manager's or Marriott's take-over of the Hotel shall not be included as Deductions, and (ii) costs that would have been incurred during the first six
(6) months of the Performance Termination Period had the Hotel been operating in accordance with System Standards (i.e. costs of guest complementaries such as newspapers, front desk staffing and other similar recurring operating costs to the extent not incurred during such six first (6) month period) shall be included in Deductions. Within sixty (60) days after the end of the Performance Termination Period, Manager shall deliver to Lessee a statement prepared by Marriott of the Performance Termination Threshold, and therein shall describe any adjustments made pursuant to subsections (i) and/or (ii) above. Any adjustments made pursuant to subsection (ii) shall be made in good faith by Marriott as set forth in the Submanagement Agreement and shall reflect the costs reasonably incurred at similar hotels managed by Marriott. Commencing as of first day of the fourth (4th) full Fiscal Year during the Term, and for each Fiscal Year thereafter, the Performance Termination Threshold (as originally calculated) applicable to such year shall be adjusted by adding (or subtracting) thereto (or therefrom) an amount equal to the product of (i) 75% of the percentage change in the GDP Deflator from the Effective Date to the date of adjustment, times (ii) the Performance Termination Threshold (as originally calculated).

         "Person" means an individual (and the heirs, executors, administrators, or other legal representatives of an individual), a partnership, a corporation, limited liability company, a government or any department or agency thereof, a trustee, a trust and any unincorporated organization.

         "Previously-Accrued Payables" shall mean all liabilities incurred with respect to the operation of the Hotel prior to the Take-Over Date (or allocable to the period prior to the Take-Over Date, under generally accepted accounting principles). The term "Previously-Accrued Payables" shall include, without limitation: (i) all accounts payable and accrued liabilities shown on Lessee's balance sheet (current copies of which, through the Take-Over Date, shall be delivered to Manager); and (ii) all accrued employee benefits.

         "Previously-Accrued Receivables" shall mean all receivables accrued in connection with the operation of the Hotel prior to the Take-Over Date, including (i) those accounts receivable which are shown on Lessee's balance sheet (current copies of which, through the Take-Over Date, shall be delivered to Manager); and (ii) all other receivables.

         "Prime Rate" shall mean the "base rate" of interest announced from time to time by Bankers Trust Company, New York, New York.

         "Proposed Business Plan" shall have the meaning set forth in Section 4.05.

         "Qualified Mortgage" shall have the meaning set forth in Section 8.02.

         "Reasonable Amount of Working Capital" shall mean an amount equal to $1,250 times the number of Guest Rooms in the Hotel, plus 1/26 of the annual payroll costs of the Hotel, such amount to be subject to adjustment after the first Fiscal Year of operation of the Hotel (either upward or downward) as the parties may reasonably agree to account for individual characteristics of the operations of the Hotel, such as seasonality of revenues and expenses. Following the first Fiscal Year of operation of the Hotel, such amount shall be subject to adjustment as part of the Proposed Business Plan approval process, provided that Lessee shall not disapprove a Reasonable Amount of Working Capital that is no more than the amount arrived at pursuant to the first sentence hereof, as modified to adjust the amount of $1,250 in proportion to any percentage change in the Revenue per Room for the Hotel for the previous Fiscal Year.

         "Reinstated Franchise Agreement" shall have the meaning set forth in
Section 2.01.B.

         "Restricted Area" shall mean the area described in Exhibit "A-1" attached hereto.

         "Revenue Data Publication" shall mean Smith's STAR Report, a monthly publication distributed by Smith Travel Research, Inc. of Gallatin, Tennessee, or an alternative source, reasonably satisfactory to both parties, of data regarding the Revenue Per Room of hotels in the general trade area of the Hotel. If such Smith's STAR Report is discontinued in the future, or ceases (in the reasonable opinion of Manager and Marriott) to be a satisfactory source of data regarding the Revenue Per Room of various hotels in the general trade area of the Hotel, Manager and Marriott shall select an alternative source pursuant to the Submanagement Agreement.

         "Revenue Index" shall mean that fraction which is equal to (a) the Revenue Per Room for the Hotel, divided by (b) the average Revenue Per Room for the hotels in the Competitive Set, as set forth in the Revenue Data Publication. Appropriate adjustments shall be made in the event of Force Majeure or a major renovation of the Hotel.

         "Revenue Index Threshold" shall mean ninety percent (90%) of the Revenue Index as calculated over the Performance Termination Period.

         "Revenue Per Room" shall mean (i) the term "revenue per room" as defined by the Revenue Data Publication; or (ii) if the Revenue Data Publication is no longer being used (as more particularly set forth in the definition of "Revenue Data Publication"), the aggregate gross room revenues of the hotel in question for a given period of time divided by the total room nights for such period. If clause (ii) of the preceding sentence is being used, a "room" shall be a hotel guestroom which is keyed as a single unit.

         "Sale of the Hotel" shall mean any sale, assignment, transfer or other disposition, for value or otherwise, voluntary or involuntary, of the fee simple title [leasehold on Atlanta] to the Site and/or the Hotel. For purposes of this Agreement, a Sale of the Hotel shall also include a lease (or sublease) of all or substantially all of the Hotel or Site and any sale, assignment, transfer or other disposition, for value or otherwise, voluntary or involuntary, in a single transaction or a series of transactions, of the controlling interest in Owner. If Owner is a corporation, the phrase "controlling interest" shall mean the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of Owner (through ownership of such shares or by contract). If Owner is not a corporation, the phrase "controlling interest" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of Owner.

         "Settlement Agreement" shall have the meaning ascribed to it in the Recitals.

         "Site" shall have the meaning ascribed to it in Section A of the Recitals.

         "Soft Goods" shall mean all fabric, textile and flexible plastic products (not including items which are classified as "Fixed Asset Supplies" under the Uniform System of Accounts) which are used in furnishing the Hotel, including, without limitation: carpeting, drapes, bedspreads, wall and floor coverings, mats, shower curtains and similar items.

         "Software" shall mean all computer software and accompanying documentation (including all future upgrades, enhancements, additions, substitutions and modifications thereof), other than computer software which is commercially available, which are used by Marriott in connection with the property management system, the reservation system and all future electronic systems developed by Marriott for use in the Hotel.

         "Special Capital Expenditures" shall mean certain routine, non-major expenditures which are classified as "capital expenditures" under generally-accepted accounting principles, but which will be funded from the FF&E Reserve (pursuant to Section 5.02), rather than pursuant to the provisions of
Section 5.03. Special Capital Expenditures consist of the following types of expenditures: exterior and interior repainting; resurfacing building walls and floors; resurfacing parking areas; replacing folding walls; and miscellaneous similar expenditures.

         "Subordination Agreement" shall have the meaning ascribed to it in
Section 8.03.

         "Subsequent Owners" shall have the meaning ascribed to it in Section 8.03.

         "System Standards" shall mean either (or both, as the context requires) of the following two (2) categories of standards: (i) the operational standards (for example, services offered to guests, quality of food and beverages, cleanliness, staffing and employee compensation and benefits, Chain Services, the Marriott Rewards Program and other similar programs, etc.); and (ii) the physical standards (for example, quality of the Improvements, FF&E, and Fixed Asset Supplies, frequency of FF&E replacements, etc.); each of such standards shall be the standard which is generally prevailing or in the process of being implemented at other hotels in the Marriott System, including all services and facilities in connection therewith that are customary and usual at comparable hotels in the Marriott System.

         "Take-Over Date" shall mean the date which is set forth on Exhibit "A-1" hereto.

         "Term" shall have the meaning ascribed to it in Section 2.01.

         "Term Expiration Date" shall mean the date set forth on Exhibit "A-1" attached hereto; provided, however, that if the Submanagement Agreement is terminated for any reason in accordance with its terms prior to the Term Expiration Date set forth in Exhibit "A-1" attached hereto, then the Term Expiration Date shall be the date of such termination of the Submanagement Agreement.

         "Termination" shall mean the expiration or sooner cessation of this Agreement.

         "Termination Effective Date" shall have the meaning set forth in
Section 2.01.B.

         "Total Casualty" shall mean any fire or other casualty which results in damage to the Hotel and its contents to the extent that the total cost of repairing and/or replacing the damaged portion of the Hotel to the same condition as existed previously would be thirty percent (30%) or more of the then total replacement cost of the Hotel.

         "Trade Area Expiration Date" shall mean the date which is set forth in Exhibit "A-1" attached hereto.

         "Trade Names" shall mean any name, whether informal (such as a fictitious name or d/b/a) or formal (such as the full legal name of a corporation or partnership) which is used to identify an entity.

         "Trademark" shall mean any word, name, device, symbol, logo, design, brand, servicemark, other distinctive feature or any combination of the foregoing which is used to identify or symbolize a party's goods and/or services and to distinguish them from the goods and/or services of others.

         "Uniform System of Accounts" shall mean the Uniform System of Accounts for the Lodging Industry, Ninth Revised Edition, 1996, as published by the Hotel Association of New York City, Inc.

         "Working Capital" shall mean funds that are used in the day-to-day operation of the business of the Hotel, including, without limitation, amounts sufficient for the maintenance of change and petty cash funds, amounts deposited in operating bank accounts, receivables, amounts deposited in payroll accounts, prepaid expenses and funds required to maintain Inventories, less accounts payable and accrued current liabilities.

         "WARN Act" shall mean the "Worker Adjustment and Retraining Notification Act, 29 U.S.C. 2101 et seq.

                               END OF ARTICLE XII
                             SIGNATURE PAGE FOLLOWS

         IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be executed under seal as of the day and year first written above.


                                          MANAGER:

                                          IHC II, LLC

Attest:




By:                                       By:
   --------------------------                -----------------------------------

Title:                                    Title:





                                          Lessee:

Attest:                                   PATRIOT AMERICAN HOSPITALITY OPERATING
                                          PARTNERSHIP, L.P.




By:                                       By:
   --------------------------                -----------------------------------

Title:                                    Title:

                                   EXHIBIT A-1

Name and Location of Hotel:                          Albany Marriott
                                                     189 Wolf Road
                                                     Albany, New York 12205

Submanager:                                          Marriott International, Inc.

Take-Over Date:                                      Divestiture Date

Term Expiration Date:                                February 22, 2009

Base Management Fee:                                 Two and 85/100 percent (2.85%) of Gross
                                                     Revenues.
                                                     [subject to adjustment per the Settlement Agreement]

Initial FF&E Reserve Balance:                        $754,000*

FF&E Reserve Contribution:                           Five percent of Gross Revenues











* Figure determined as of January 1, 1998. To be adjusted, as of the Take-Over Date, based on expenditures and accruals with respect to FF&E Reserve in the period from January 1, 1998 to the Take-Over Date, as reflected in the Five Year Plan.

                                   EXHIBIT A-1


Name and Location of Hotel:                          Atlanta Marriott North Central
                                                     2000 Century Boulevard, N.E.
                                                     Atlanta, Georgia 30345

Submanager:                                          Marriott Hotel Services, Inc

Take-Over Date:                                      One Year after Divestiture Date

Term Expiration Date:                                September 1, 2005

Base Management Fee:                                 Two and 85/100 percent (2.85%) of Gross
                                                     Revenues
                                                     [subject to adjustment per the Settlement Agreement]

Initial FF&E Reserve Balance:                        $327,000*

FF&E Reserve Contribution:                           Five percent of Gross Revenues












* Figure determined as of January 1, 1998. To be adjusted, as of the Take-Over Date, based on expenditures and accruals with respect to FF&E Reserve in the period from January 1, 1998 to the Take-Over Date, as reflected in the Five Year Plan.

                                   EXHIBIT A-1


Name and Location of Hotel:                          Pittsburgh Airport Marriott
                                                     100 Aten Road
                                                     Pittsburgh, PA 15108

Submanager:                                          Marriott Hotel Services, Inc

Take-Over Date:                                      One Year after Divestiture Date

Term Expiration Date:                                September 2, 2011

Base Management Fee:                                 Two and 85/100 percent (2.85%) of Gross
                                                     Revenues
                                                     [subject to adjustment per the Settlement Agreement]

Initial FF&E Reserve Balance:                         $18,000*

FF&E Reserve Contribution:                           Five percent of Gross Revenues















* Figure determined as of January 1, 1998. To be adjusted, as of the Take-Over Date, based on expenditures and accruals with respect to FF&E Reserve in the period from January 1, 1998 to the Take-Over Date, as reflected in the Five Year Plan.

                                   EXHIBIT A-1


Name and Location of Hotel:                          Harrisburg Marriott
                                                     4650 Lindle Road
                                                     Harrisburg, Pennsylvania 17111

Submanager:                                          Marriott Hotel Services, Inc.

Take-Over Date:                                      Divestiture Date

Term Expiration Date:                                March 30, 2004

Base Management Fee:                                 Two and 85/100 percent (2.85%) of Gross
                                                     Revenues.
                                                     [subject to adjustment per the Settlement Agreement]

Initial FF&E Reserve Balance:                        $144,000*

FF&E Reserve Contribution:                           Five percent of Gross Revenues
















* Figure determined as of January 1, 1998. To be adjusted, as of the Take-Over Date, based on expenditures and accruals with respect to FF&E Reserve in the period from January 1, 1998 to the Take-Over Date, as reflected in the Five Year Plan.

                                   EXHIBIT A-1


Name and Location of Hotel:                          Houston Marriott North at Greenspoint
                                                     255 No. Sam Houston Parkway, East
                                                     Houston, Texas 77060

Submanager:                                          Marriott Hotel Services, Inc.

Take-Over Date:                                      One year after Divestiture Date

Term Expiration Date:                                January 31, 2011

Base Management Fee:                                 Zero (i.e. no Base Management Fee)
                                                     [subject to adjustment per the Settlement Agreement]

Initial FF&E Reserve Balance:                        $660,000*

FF&E Reserve Contribution:                           Five percent of Gross Revenues













*Figure determined as of January 1, 1998. To be adjusted, as of the Take-Over Date, based on expenditures and accruals with respect to FF&E Reserve in the period from January 1, 1998 to the Take-Over Date, as reflected in the Five Year Plan.

                                   EXHIBIT A-1


Name and Location of Hotel:                          Indian River Plantation Marriott Resort
                                                     555 N.E. Ocean Boulevard
                                                     Stuart, Florida 34996

Submanager:                                          Marriott International, Inc.

Take-Over Date:                                      Divestiture Date

Term Expiration Date:                                December 31, 2017

Base Management Fee:                                 Two and 85/100 percent (2.85%) of Gross
                                                     Revenues.
                                                     [subject to adjustment per the Settlement Agreement]

Initial FF&E Reserve Balance:                        $1,075,000*

FF&E Reserve Contribution:                           Through December, 1999: Four percent of Gross
Revenues                                             2000 and thereafter:  Five percent of Gross Revenues














*Figure determined as of January 1, 1998. To be adjusted, as of the Take-Over Date, based on expenditures and accruals with respect to FF&E Reserve in the period from January 1, 1998 to the Take-Over Date, as reflected in the Five Year Plan.

                                   EXHIBIT A-1


Name and Location of Hotel:                          Philadelphia Marriott West
                                                     Matson Ford at Front Street
                                                     111 Crawford Avenue
                                                     West Conshohocken, Pennsylvania 19428

Submanager:                                          Marriott Hotel Services, Inc.

Take-Over Date:                                      Divestiture Date

Term Expiration Date:                                August 28, 2014

Base Management Fee:                                 Two and 85/100 percent (2.85%) of Gross
                                                     Revenues
                                                     [subject to adjustment per the Settlement Agreement]

Initial FF&E Reserve Balance:                        $26,000*

FF&E Reserve Contribution:                           Five percent of Gross Revenues









* Figure determined as of January 1, 1998. To be adjusted, as of the Take-Over Date, based on expenditures and accruals with respect to FF&E Reserve in the period from January 1, 1998 to the Take-Over Date, as reflected in the Five Year Plan.

                                   EXHIBIT A-1


Name and Location of Hotel:                          San Diego Marriott Mission Valley
                                                     8757 Rio San Diego Drive
                                                     San Diego, California 92108

Submanager                                           Marriott International, Inc.

Take-Over Date:                                      Divestiture Date

Term Expiration Date:                                June 1, 2012

Base Management Fee:                                 Two and 85/100 percent (2.85%) of Gross
                                                     Revenues.
                                                     [subject to adjustment per the Settlement Agreement]

Initial FF&E Reserve Balance:                        $451,000

FF&E Reserve Contribution:                           Through May, 1999: Four percent of Gross
Revenues                                             June 1999 and thereafter: Five percent of Gross
                                                     Revenues















*Figure determined as of January 1, 1998. To be adjusted, as of the Take-Over Date, based on expenditures and accruals with respect to FF&E Reserve in the period from January 1, 1998 to the Take-Over Date, as reflected in the Five Year Plan.

                                   EXHIBIT A-1


Name and Location of Hotel:                          Minneapolis Marriott Southwest
                                                     5801 Opus Parkway
                                                     Minnetonka, Minnesota 55343

Submanager:                                          Marriott Hotel Services, Inc.

Take-Over Date:                                      One Year after Divestiture Date

Term Expiration Date:                                April 22, 2013

Base Management Fee:                                 Two and 85/100 percent (2.85%) of Gross
                                                     Revenues.
                                                     [subject to adjustment per the Settlement Agreement]

Initial FF&E Reserve Balance:                        $148,000*

FF&E Reserve Contribution:                           Five percent of Gross Revenues














*Figure determined as of January 1, 1998. To be adjusted, as of the Take-Over Date, based on expenditures and accruals with respect to FF&E Reserve in the period from January 1, 1998 to the Take-Over Date, as reflected in the Five Year Plan.

                                   EXHIBIT A-1


Name and Location of Hotel:                          Warner Center Marriott Woodland Hills
                                                     21850 Oxnard Street
                                                     Woodland Hills, California 91367

Submanager:                                          Marriott International, Inc.

Take-Over Date:                                      Divestiture Date

Term Expiration Date:                                December 15, 2005

Base Management Fee:                                 Two and 85/100 percent (2.85%) of Gross
                                                     Revenues.
                                                     [subject to adjustment per the Settlement Agreement]

Initial FF&E Reserve Balance:                        $1,336,000*

FF&E Reserve Contribution:                           Five percent of Gross Revenues





* Figure determined as of January 1, 1998. To be adjusted, as of the Take-Over Date, based on expenditures and accruals with respect to FF&E Reserve in the period from January 1, 1998 to the Take-Over Date, as reflected in the Five Year Plan.

                                   EXHIBIT B-1

                                   5-Year Plan

                                   EXHIBIT B-2

                         Additional Capital Expenditures